                                 MORGAN STANLEY
                              ---------------------
                                      IQ15
                              ---------------------

                                 $1,820,008,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                              ROYAL BANK OF CANADA
                  MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                               NATIONAL CITY BANK
                             AS MORTGAGE LOAN SELLER
                           ---------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

                           ---------------------------
                                 AUGUST 1, 2007

                                 MORGAN STANLEY

BEAR, STEARNS & CO. INC.                                   RBS GREENWICH CAPITAL
                               RBC CAPITAL MARKETS

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File Number 333-143623) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
--------------------------------------------------------------------------------

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

TRANSACTION FEATURES

o     Sellers:

--------------------------------------------------------------------------------------------
                                                     NO. OF       CUT-OFF DATE        % OF
SELLERS                                               LOANS        BALANCE ($)        POOL
--------------------------------------------------------------------------------------------

Prudential Mortgage Capital Funding, LLC                26          749,692,457       36.5
Principal Commercial Funding II, LLC                    39          423,394,444       20.6
Royal Bank of Canada                                    34          394,427,182       19.2
Morgan Stanley Mortgage Capital Holdings LLC            25          391,044,936       19.0
National City Bank                                      10           95,046,642        4.6
--------------------------------------------------------------------------------------------
TOTAL:                                                 134       $2,053,605,662      100.0%
--------------------------------------------------------------------------------------------

o     Loan Pool:

      o     Average Cut-off Date Balance:  $15,325,415

      o     Largest Mortgage Loan by Cut-off Date Balance: $250,000,000

      o     Five largest and ten largest loans: 38.8% and 52.2% of pool, respectively

o     Property Types:

                                   [PIE CHART]

o     Credit Statistics:

      o     Weighted average debt service coverage ratio of 1.40x

      o     Weighted average current loan-to-value ratio of 71.0%; weighted average balloon loan-to-value ratio of 65.8%

o     Call Protection:

      o     92 loans (56.0% of the pool) have a lockout period ranging from 24 to 43 payments from origination, then defeasance provisions

      o     32 loans (16.9% of the pool) have a lockout period ranging from 24 to 47 payments from origination, then permit a prepayment with the greater of yield maintenance and 1.0%

      o     1 loan (12.2% of the pool) has a lockout period of 26 payments from origination, then permits defeasance followed by defeasance or a prepayment with the greater of yield maintenance and 1.0%

      o     3 loans (9.5% of the pool) have a lockout period ranging from 25 to
            26 payments from origination, then permit defeasance or a prepayment with the greater of yield maintenance and 1.0%

      o     1 loan (3.7% of the pool) has no lockout period and permits a prepayment with the greater of yield maintenance and 1.0% followed by defeasance or a prepayment with the greater of yield maintenance and 1.0% then followed by defeasance or a prepayment with the greater of yield maintenance and 0.5%

      o     3 loans (0.9% of the pool) have no lockout period and permits a prepayment with the greater of yield maintenance and 1.0%

      o     1 loan (0.7% of the pool) has no lockout period and permits a prepayment with the greater of yield maintenance and 1.0% followed by defeasance or a prepayment with the greater of yield maintenance and 1.0%

      o     1 loan (0.1% of the pool) has a lockout period of 28 payments from origination, then permits a prepayment with the greater of yield maintenance and 1.0%, followed by a prepayment with the lesser of yield maintenance and a declining percentage each year thereafter from 5.0% to 1.0%.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-2

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

o     Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
      Agent in addition to detailed payment and delinquency information.
      Information provided by the Paying Agent is expected to be available at
      http://www.usbank.com/abs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicers through the
      Paying Agent's website at http://www.usbank.com/abs.

o     Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG. Bloomberg Ticker: MSC
      2007-IQ15 <MTGE> <GO>

o     Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-3

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
             APPROXIMATE                                                                                 APPROXIMATE    CERTIFICATE
               INITIAL       APPROXIMATE                                                EXPECTED FINAL     INITIAL        PRINCIPAL
             CERTIFICATE       CREDIT          RATINGS        AVERAGE     PRINCIPAL      DISTRIBUTION    PASS-THROUGH    TO VALUE
  CLASS     BALANCE(1)(2)    SUPPORT(3)     (FITCH/S&P)(4)   LIFE(5)(6)  WINDOW(5)(7)      DATE(5)          RATE(8)       RATIO(9)
------------------------------------------------------------------------------------------------------------------------------------

A-1          $61,700,000       30.000%         AAA/AAA          3.39        1 - 58        06/11/2012%          49.70%
A-1A        $278,738,000       30.000%         AAA/AAA          8.58        1 - 119       07/11/2017%          49.70%
A-2         $227,400,000       30.000%         AAA/AAA          4.82        58 - 60       08/11/2012%          49.70%
A-2FL           (10)           30.000%         AAA/AAA          4.82        58 - 60       08/11/2012%          49.70%
A-3          $72,800,000       30.000%         AAA/AAA          7.04       60 - 107       07/11/2016%          49.70%
A-4         $796,885,000       30.000%         AAA/AAA          9.70       107 - 119      07/11/2017%          49.70%
A-4FL           (10)           30.000%         AAA/AAA          9.70       107 - 119      07/11/2017%          49.70%
A-M         $205,361,000       20.000%         AAA/AAA          9.88       119 - 119      07/11/2017%          56.80%
A-MFL           (10)           20.000%         AAA/AAA          9.88       119 - 119      07/11/2017%          56.80%
A-J         $177,124,000       11.375%         AAA/AAA          9.88       119 - 119      07/11/2017%          62.92%
A-JFL           (10)           11.375%         AAA/AAA          9.88       119 - 119      07/11/2017%          62.92%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES(11)

------------------------------------------------------------------------------------------------------------------------------------
              APPROXIMATE
                INITIAL                                                                                  APPROXIMATE    CERTIFICATE
              CERTIFICATE       APPROXIMATE                                              EXPECTED FINAL    INITIAL       PRINCIPAL
               BALANCE OR         CREDIT           RATINGS      AVERAGE    PRINCIPAL      DISTRIBUTION   PASS-THROUGH    TO VALUE
  CLASS    NOTIONAL AMOUNT(1)     SUPPORT        (FITCH/S&P)    LIFE(5)   WINDOW(5)(7)      DATE(5)         RATE(8)       RATIO(9)
------------------------------------------------------------------------------------------------------------------------------------

X(12)       $2,053,605,662           --            AAA/AAA        --            --             --              %             --
B              $33,371,000         9.750%           AA/AA        9.91       119 - 120      08/11/2017%           64.08%
C              $15,402,000         9.000%          AA-/AA-       9.97       120 - 120      08/11/2017%           64.61%
D              $28,237,000         7.625%            A/A         9.97       120 - 120      08/11/2017%           65.59%
E              $15,402,000         6.875%           A-/A-        9.97       120 - 120      08/11/2017%           66.12%
F              $30,804,000         5.375%         BBB+/BBB+      10.04      120 - 131      07/11/2018%           67.18%
G              $23,103,000         4.250%          BBB/BBB       11.75      131 - 143      07/11/2019%           67.98%
H              $20,536,000         3.250%         BBB-/BBB-      11.88      143 - 143      07/11/2019%           68.69%
J              $10,268,000         2.750%          BB+/BB+       12.78      143 - 162      02/11/2021%           69.05%
K               $5,134,000         2.500%           BB/BB        13.47      162 - 162      02/11/2021%           69.22%
L               $7,701,000         2.125%          BB-/BB-       13.47      162 - 162      02/11/2021%           69.49%
M               $5,134,000         1.875%           NR/B+        13.47      162 - 162      02/11/2021%           69.67%
N               $5,134,000         1.625%            NR/B        13.47      162 - 162      02/11/2021%           69.85%
O               $7,701,000         1.250%           NR/B-        13.85      162 - 173      01/11/2022%           70.11%
P              $25,670,662           --             NR/NR        15.23      173 - 239      07/11/2027%           71.00%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-4

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

Notes:      (1)   As of August 1, 2007. In the case of each such Class, subject to a permitted variance of plus or minus 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these
                  parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in the Free Writing
                  Prospectus. No changes in the statistical data will be made in the final Free Writing Prospectus unless such changes are
                  material.

            (2)   For purposes of making distributions to the Class A-1, A-1A,
                  A-2, A-2FL, A-3, A-4 and A-4FL Certificates, the pool of
                  mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will
                  consist of 113 mortgage loans, representing approximately
                  86.4% of the initial outstanding pool balance as of the
                  cut-off date. Loan Group 2 will consist of 21 mortgage loans, representing approximately 13.6% of the initial outstanding pool balance as of the cut-off date. Generally, the Class A-1,
                  A-1A, A-2. A-2FL, A-3, A-4 and A-4FL Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A
                  Certificates has been reduced to zero, and the Class A-1A
                  Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, A-2, A-2FL, A-3, A-4 and A-4FL Certificates
                  have been reduced to zero. However, on or after any
                  distribution date on which the certificate principal balances of the Class A-M through Class P Certificates have been
                  reduced to zero, or the aggregate appraisal reduction is
                  greater than the aggregate certificate principal balances of such classes, distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be
                  distributed to the Class A-1, A-1A, A-2, A-2FL, A-3, A-4 and
                  A-4FL Certificates, pro rata without regard to loan groups.

            (3)   The percentages indicated under the column "Approximate Credit
                  Support" with respect to the Class A-1, A-1A, A-2, A-2FL, A-3,
                  A-4 and A-4FL Certificates represent the approximate credit support for the Class A-1, A-1A, A-2, A-2FL, A-3, A-4 and
                  A-4FL Certificates in the aggregate. The percentages indicated
                  under the column "Approximate Credit Support" with respect to the Class A-2 and A-2FL Certificates represent the approximate credit support for the Class A-2 and A-2FL Certificates in the aggregate. The percentages indicated under the column
                  "Approximate Credit Support" with respect to the Class A-4 and
                  A-4FL Certificates represent the approximate credit support for the Class A-4 and A-4FL Certificates in the aggregate. The percentages indicated under the column "Approximate Credit
                  Support" with respect to the Class A-M and A-MFL Certificates represent the approximate credit support for the Class A-M and
                  A-MFL Certificates in the aggregate. The percentages indicated
                  under the column "Approximate Credit Support" with respect to the Class A-J and A-JFL Certificates represent the approximate credit support for the Class A-J and A-JFL Certificates in the aggregate.

            (4)   The ratings of the Class A-2FL, A-4FL, A-MFL and A-JFL
                  Certificates do not represent any assessment as to whether the floating rate of interest on each such Class will convert to one of a fixed rate or a rate equal to, based on or subject to the weighted average net mortgage rate, as applicable, and only represent the likelihood of the receipt of interest at a fixed rate accruing on the related REMIC regular interest.

            (5)   Based on the Structuring Assumptions, assuming 0% CPR,
                  described in the Free Writing Prospectus.

            (6)   Average life is expressed in terms of years.

            (7)   Principal window is the period (expressed in terms of months and commencing with the month of September 2007) during which distributions of principal are expected to be made to the
                  holders of each designated class.

            (8)   The Class A-1, A1-A, A-2, A-3, A-4, A-M, A-J, B, C, D, E, F,
                  G, H, J, K, L, M, N, O and P Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class
                  A-2FL, A-4FL, A-MFL and A-JFL Certificates will, at all times, accrue interest at a per annum floating rate equal to
                  one-month LIBOR plus a specified percentage to be determined
                  (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in the Free Writing Prospectus. The Class X
                  Certificates will accrue interest at a variable rate as
                  defined in the Free Writing Prospectus.

            (9)   Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
                  Class A-1, A-1A, A-2, A-2FL, A-3, A-4 and A-4FL Certificate
                  Principal to Value Ratio is calculated based upon the
                  aggregate of the Class A-1, A-1A, A-2, A-2FL, A-3, A-4 and
                  A-4FL Certificate Balances. The Class A-2 and A-2FL
                  Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-2 and A-2FL Certificate Balances.
                  The Class A-4 and A-4FL Certificate Principal to Value Ratio
                  is calculated based upon the aggregate of the Class A-4 and
                  A-4FL Certificate Balances. The Class A-M and A-MFL
                  Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-M and A-MFL Certificate Balances.
                  The Class A-J and A-JFL Certificate Principal to Value Ratio
                  is calculated based upon the aggregate of the Class A-J and
                  A-JFL Certificate Balances.

            (10)  The principal allocation between each of the Class A-2 and
                  A-2FL Certificates, the Class A-4 and the A-4FL Certificates,
                  the Class A-M and the A-MFL Certificates and the Class A-J and
                  the Class A-JFL Certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

            (11)  Not offered pursuant to the prospectus and Free Writing
                  Prospectus. Certificates to be offered privately pursuant to
                  Rule 144A. Information provided herein regarding the
                  characteristics of these certificates is provided only to
                  enhance understanding of the offered certificates.

            (12)  The Class X Notional Amount is defined herein and in the Free
                  Writing Prospectus.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-5

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

I.  ISSUE CHARACTERISTICS

        ISSUE TYPE:                   Public: Classes A-1, A-1A, A-2, A-2FL, A-3, A-4, A-4FL, A-M, A-MFL, A-J and A-JFL (the
                                      "Offered Certificates"). The principal allocation between each of the Class A-2 and the
                                      A-2FL Certificates, the Class A-4 and the A-4FL Certificates, the Class A-M and the
                                      A-MFL Certificates and the Class A-J and the Class A-JFL Certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

                                      Private (Rule 144A): Classes X, B, C, D, E, F, G, H, J, K, L, M, N, O and P

        SECURITIES OFFERED:           $1,820,008,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC
                                      Pass-Through Certificates, including eleven principal and interest classes (A-1, A-1A,
                                      A-2, A-2FL, A-3, A-4, A-4FL, A-M, A-MFL, A-J and A-JFL)

        SELLERS:                      Prudential Mortgage Capital Funding, LLC, Principal Commercial Funding II, LLC, Royal
                                      Bank of Canada, Morgan Stanley Mortgage Capital Holdings LLC and National City Bank

        LEAD BOOKRUNNING MANAGER:     Morgan Stanley & Co. Incorporated

        CO-MANAGERS:                  Bear, Stearns & Co. Inc., Greenwich Capital Markets, Inc., and RBC Capital Markets
                                      Corporation

        MASTER SERVICERS:             Capmark Finance Inc. will act as master servicer with respect to the mortgage loans sold to the trust by Principal Commercial Funding II, LLC, Royal Bank of Canada, Morgan
                                      Stanley Mortgage Capital Holdings LLC and National City Bank.

                                      Prudential Asset Resources, Inc. will act as master servicer with respect to the mortgage loans sold to the trust by Prudential Mortgage Capital Funding, LLC.

        PRIMARY SERVICERS:            Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans sold to the trust by Principal Commercial Funding II, LLC.

                                      Midland Loan Services, Inc. will act as primary servicer with respect to the U-Haul
                                      Portfolio 1, U-Haul Portfolio 2 and U-Haul Portfolio 3 mortgage loans.

                                      Capstone Realty Advisors, LLC will act as primary servicer with respect to those mortgage loans sold to the trust by National City Bank.

        SPECIAL SERVICERS:            Centerline Servicing Inc. will act as special servicer with respect to all of the mortgage loans in the trust other than the Hilton Washington DC mortgage loan.
                                      Prudential Asset Resources, Inc. will act as special servicer with respect to the
                                      Hilton Washington DC mortgage loan.

        TRUSTEE AND CUSTODIAN:        Wells Fargo Bank, National Association

        PAYING AGENT:                 U.S. Bank National Association

        CUT-OFF DATE:                 August 1, 2007. For purposes of the information contained in this term sheet, scheduled payments due in August 2007 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on August 1, 2007, not the actual day on which such scheduled payments were due.

        EXPECTED CLOSING DATE:        On or about August 23, 2007

        DETERMINATION DATE:           The 7th day of each month (or if the 7th is not a business day, the next succeeding business day), commencing September 7, 2007

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-6

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

        DISTRIBUTION DATES            The 4th business day after the related determination date, commencing September 13,
                                      2007

        MINIMUM DENOMINATIONS:        $25,000 for the Class A-1, A-1A, A-2, A-2FL, A-3, A-4, A-4FL, A-M, A-MFL, A-J and A-JFL
                                      Certificates and in multiples of $1 thereafter.

        SETTLEMENT TERMS:             DTC, Euroclear and Clearstream, same day funds, with accrued interest.

        LEGAL/REGULATORY STATUS:      The Offered Certificates are expected to be eligible for exemptive relief under ERISA.
                                      No Class of Certificates is SMMEA eligible.

        RISK FACTORS:                 THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE
                                      THE "RISK FACTORS" SECTION OF THE FREE WRITING PROSPECTUS AND THE "RISK FACTORS"
                                      SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-7

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

 II. CLASS X CHARACTERISTICS

     Class X Notional Balance:        The notional amount of the Class X Certificates will be equal to the aggregate of the
                                      Certificate Balances of the classes of principal balance certificates outstanding from time to time.

     Class X Pass-Through Rate:       The pass-through rate applicable to the Class X Certificates for each distribution date will equal the weighted average of the respective strip rates (the "Class X Strip
                                      Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective notional balances of those components outstanding immediately prior to that distribution date). Each of those components will have a notional balance equal to the certificate balance of one of the classes of the certificates with a principal balance. The applicable Class X Strip Rate with respect to each component for each distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate for the distribution date for the related class of certificates with a principal balance.

                                      Under no circumstances will any Class X Strip Rate be less than zero.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
FREE WRITING PROSPECTUS AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-8

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

III.    LOAN GROUP 1 MORTGAGE LOANS WITH SCHEDULED BALLOON PAYMENTS TO
        DESIGNATED CLASSES(1)(2)

---------------------------------------------------------------------------------------------------------------------------------
                                                              CLASS A-1
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               % OF
LOAN     MORTGAGE                                                              CUT-OFF DATE    TOTAL     BALLOON
NO.    LOAN SELLER   PROPERTY NAME                     STATE   PROPERTY TYPE   BALANCE ($)     POOL    BALANCE ($)    DSCR (X)(3)
---------------------------------------------------------------------------------------------------------------------------------

  2        PMCF      Hilton Washington DC(4)            DC      Hospitality      215,000,000   10.5     215,000,000       1.80
 88        RBC       Evergreen - Fair Oaks West(4)      TX     Self Storage        4,000,000    0.2       3,851,525       1.08
---------------------------------------------------------------------------------------------------------------------------------
                     TOTAL / WEIGHTED AVERAGES                                  $219,000,000   10.7%   $218,851,525       1.79X
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
                                                 REM.
LOAN     CUT-OFF        MATURITY     REM. IO   TERM TO
NO.    DATE LTV (%)   DATE LTV (%)    TERM     MATURITY
-------------------------------------------------------

  2        73.9           73.9         58         58
 88        79.4           76.4         22         58
-------------------------------------------------------
           74.0%          73.9%                   58
-------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                              CLASS A-2
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               % OF
LOAN     MORTGAGE                                                               CUT-OFF DATE   TOTAL     BALLOON
NO.    LOAN SELLER   PROPERTY NAME                     STATE   PROPERTY TYPE     BALANCE ($)   POOL    BALANCE ($)    DSCR (X)(3)
---------------------------------------------------------------------------------------------------------------------------------

  2        PMCF      Hilton Washington DC(4)            DC      Hospitality      215,000,000   10.5     215,000,000       1.80
 36        RBC       Jonesboro                          AR        Retail          13,700,000    0.7      13,700,000       1.38
 44        RBC       Evergreen - IH 10 & Floresville    TX     Self Storage       10,800,000    0.5      10,422,734       1.12
 88        RBC       Evergreen - Fair Oaks West(4)      TX     Self Storage        4,000,000    0.2       3,851,525       1.08
104       PCF II     Dolly Creek                        AL        Retail           3,100,000    0.2       2,991,832       1.25
---------------------------------------------------------------------------------------------------------------------------------
                     TOTAL / WEIGHTED AVERAGES                                  $246,600,000   12.0%   $245,966,092       1.73X
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
                                                 REM.
LOAN     CUT-OFF        MATURITY     REM. IO   TERM TO
NO.    DATE LTV (%)   DATE LTV (%)    TERM     MATURITY
-------------------------------------------------------

  2        73.9           73.9         58         58
 36        78.3           78.3         60         60
 44        77.3           74.6         24         60
 88        79.4           76.4         22         58
104        70.5           68.0         23         59
-------------------------------------------------------
           74.3%          74.1%                   58
-------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                              CLASS A-3
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               % OF
LOAN     MORTGAGE                                                               CUT-OFF DATE   TOTAL     BALLOON
NO.    LOAN SELLER   PROPERTY NAME                     STATE   PROPERTY TYPE     BALANCE ($)   POOL    BALANCE ($)    DSCR (X)(3)
---------------------------------------------------------------------------------------------------------------------------------

 87        RBC       Devon Ocala                        FL     Self Storage        4,021,871    0.2       3,660,395       1.55
103        PMCF      The Tower                          WA        Office           3,188,314    0.2       2,732,060       1.36
128        RBC       Devon Anderson                     SC     Self Storage        1,548,719    0.1       1,403,471       1.37
---------------------------------------------------------------------------------------------------------------------------------
                     TOTAL / WEIGHTED AVERAGES                                    $8,758,904    0.4%     $7,795,926       1.45X
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
                                                 REM.
LOAN     CUT-OFF        MATURITY     REM. IO   TERM TO
NO.    DATE LTV (%)   DATE LTV (%)    TERM     MATURITY
-------------------------------------------------------

 87        63.3           57.6          0         83
103        72.0           61.7          0        102
128        75.2           68.1          0         83
-------------------------------------------------------
           68.6%          60.9%                   90
-------------------------------------------------------

(1)   This table identifies Mortgage Loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates

(2)   Based on the Structuring Assumptions, assuming 0% CPR, described in the
      Free Writing Prospectus, dated August 1, 2007 accompanying the Prospectus dated June 22, 2007 (the "Free Writing Prospectus").

(3)   DSCRs reflect: (i) for any partial IO loan, the scheduled principal and interest payments after any applicable interest-only period and (ii) for all other loans, the scheduled payments as of the cut-off date.

(4)   In period 58, $20,721,836 of the corresponding balloon balance of Hilton
      Washington DC and Evergreen - Fair Oaks West will be allocated to the
      Class A-1 Certificates and $198,125,417, will be allocated to the Class
      A-2 Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-9

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

IV. COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

[        ] Single Note/Multiple Properties

[        ] Cross-Collateralized/Cross Defaulted Loans

------------------------------------------------------------------------------------------------------------------------------------
           MORTGAGE                                                                         CUT-OFF DATE   % OF
LOAN NO.  LOAN SELLER   PROPERTY NAME              CITY           STATE    PROPERTY TYPE         BALANCE     POOL   ROOMS/UNITS/SF
------------------------------------------------------------------------------------------------------------------------------------

    1        PMCF       First Stamford             Stamford        CT         Office        $250,000,000     12.2%         793,624
------------------------------------------------------------------------------------------------------------------------------------
    2        PMCF       Hilton Washington DC       Washington      DC       Hospitality     $215,000,000     10.5%           1,119
------------------------------------------------------------------------------------------------------------------------------------
    3       PCF II      717 Texas Avenue           Houston         TX         Office        $160,000,000      7.8%         696,421
------------------------------------------------------------------------------------------------------------------------------------
    4        MSMCH      U-Haul Portfolio 1         Various       Various   Self Storage      $95,593,189      4.7%          12,189
------------------------------------------------------------------------------------------------------------------------------------
    5       PCF II      Royal Centre               Alpharetta      GA         Office         $77,000,000      3.7%         623,060
------------------------------------------------------------------------------------------------------------------------------------
    6        MSMCH      U-Haul Portfolio 2         Various       Various   Self Storage      $67,850,556      3.3%           9,695
------------------------------------------------------------------------------------------------------------------------------------
    7         RBC       Jackson Portfolio          Jackson         TN       Multifamily      $65,000,000      3.2%             903
------------------------------------------------------------------------------------------------------------------------------------
    8         RBC       Metroplex                  San Diego       CA         Retail         $48,000,000      2.3%         211,734
------------------------------------------------------------------------------------------------------------------------------------
    9        MSMCH      One Indiana Square         Indianapolis    IN         Office         $48,000,000      2.3%         662,416
------------------------------------------------------------------------------------------------------------------------------------
   10        PMCF       190 East 7th Street        New York        NY       Multifamily      $46,500,000      2.3%             124
------------------------------------------------------------------------------------------------------------------------------------
                        TOTAL/WEIGHTED AVERAG ES                                          $1,072,943,745     52.2%
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------
                LOAN PER             CUT-OFF    BALLOON
LOAN NO.   ROOMS/UNIT/SF     DSCR    DATE LTV     LTV
---------------------------------------------------------

    1               $315    1.05x       68.7%     64.0%
---------------------------------------------------------
    2           $192,136    1.80x       73.9%     73.9%
---------------------------------------------------------
    3               $230    1.23x       67.9%     67.9%
---------------------------------------------------------
    4             $7,843    1.26x       72.7%     63.5%
---------------------------------------------------------
    5               $124    1.39x       74.7%     74.7%
---------------------------------------------------------
    6             $6,999    1.24x       75.3%     63.7%
---------------------------------------------------------
    7            $71,982    1.37x       80.0%     80.0%
---------------------------------------------------------
    8               $227    1.29x       73.2%     73.2%
---------------------------------------------------------
    9                $72    1.22x       78.0%     68.9%
---------------------------------------------------------
   10           $375,000    1.20x       60.2%     60.2%
---------------------------------------------------------
                            1.33X       71.8%     68.7%
---------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-10

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

                                PARI PASSU LOANS

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE                   A-NOTE BALANCES AS OF THE
 LOAN NO.  PROPERTY NAME           CUT-OFF DATE             TRANSACTION          SPECIAL SERVICER          ORIGINAL B-NOTE BALANCES
------------------------------------------------------------------------------------------------------------------------------------

   103      The Tower             $3,188,314              MSCI 2007-IQ15      Centerline Servicing Inc.                NAP
                                  $8,829,177             BSCMSI 2006-PWR14   Centerline Servicing Inc.(1)
------------------------------------------------------------------------------------------------------------------------------------

(1) Lead special servicer.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-11

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

V.  TOTAL POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------
                         NO. OF         AGGREGATE
                        MORTGAGE     CUT-OFF DATE     % OF
                         LOANS        BALANCE ($)     POOL
------------------------------------------------------------
1 - 2,500,000               15          25,852,435     1.3
2,500,001 - 5,000,000       41         140,996,268     6.9
5,000,001 - 7,500,000       12          75,034,932     3.7
7,500,001 - 10,000,000      13         116,947,260     5.7
10,000,001 - 12,500,000     13         139,483,323     6.8
12,500,001 - 15,000,000      9         125,675,112     6.1
15,000,001 - 17,500,000      1          16,803,750     0.8
17,500,001 - 20,000,000      8          95,464,005     4.6
20,000,001 - 30,000,000      5         121,568,000     5.9
30,000,001 - 40,000,000      2          76,452,719     3.7
40,000,001 - 50,000,000      5         188,884,112     9.2
60,000,001 - 70,000,000      2         132,850,556     6.5
70,000,001 >=                8         797,593,189    38.8
------------------------------------------------------------
TOTAL:                     134      $2,053,605,662   100.0%
------------------------------------------------------------
Min: $999,186     Max: $250,000,000    Average: $15,325,415
------------------------------------------------------------

STATE
------------------------------------------------------------
                        NO. OF           AGGREGATE
                      MORTGAGED       CUT-OFF DATE    % OF
                      PROPERTIES       BALANCE ($)    POOL
------------------------------------------------------------
Connecticut                  2         253,000,000    12.3
Texas                       14         218,215,017    10.6
District of Columbia         1         215,000,000    10.5
California                  23         183,808,250     9.0
Georgia                      9         116,164,256     5.7
Other                      136       1,067,418,140    52.0
------------------------------------------------------------
TOTAL:                     185      $2,053,605,662   100.0%
------------------------------------------------------------

PROPERTY TYPE
------------------------------------------------------------
                        NO. OF           AGGREGATE
                       MORTGAGED      CUT-OFF DATE    % OF
                      PROPERTIES       BALANCE ($)    POOL
------------------------------------------------------------
Office                      25         696,484,854    33.9
Retail                      48         373,252,946    18.2
Self Storage                63         313,979,827    15.3
Multifamily                 24         275,540,811    13.4
Hospitality                  7         248,675,801    12.1
Industrial                  13          95,271,421     4.6
Mixed Use                    1          28,800,000     1.4
Other                        3          18,402,726     0.9
Manufactured Housing
Community                    1           3,197,277     0.2
------------------------------------------------------------
TOTAL:                     185      $2,053,605,662   100.0%
------------------------------------------------------------

AMORTIZATION TYPE
------------------------------------------------------------
                         NO. OF         AGGREGATE
                        MORTGAGE     CUT-OFF DATE     % OF
                         LOANS        BALANCE ($)     POOL
------------------------------------------------------------
Interest Only               27         959,180,750    46.7
Partial IO Balloon          51         643,980,000    31.4
Balloon                     46         412,869,718    20.1
Fully Amortizing            10          37,575,194     1.8
------------------------------------------------------------
TOTAL:                     134      $2,053,605,662   100.0%
------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
------------------------------------------------------------
5.001 - 5.500                6         117,053,000     5.7
5.501 - 5.750               27         547,796,435    26.7
5.751 - 6.000               42         676,091,124    32.9
6.001 - 6.500               55         688,233,269    33.5
6.501 - 7.000                3          14,791,380     0.7

8.001 - 8.500                1           9,640,455     0.5
------------------------------------------------------------
TOTAL:                     134      $2,053,605,662   100.0%
------------------------------------------------------------
  Min: 5.460%     Max: 8.240%          Wtd Avg: 5.908%
------------------------------------------------------------

ORIGINAL TERMS TO STATED MATURITY (MOS.)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
------------------------------------------------------------
1 - 60                       6         311,600,000    15.2
61 - 84                      2           5,570,590     0.3
85 - 120                   109       1,587,473,199    77.3
121 - 180                   11         125,813,441     6.1
181 >=                       6          23,148,432     1.1
------------------------------------------------------------
TOTAL:                     134      $2,053,605,662   100.0%
------------------------------------------------------------
  Min: 60 mos.    Max: 240 mos.         Wtd Avg: 114 mos.
------------------------------------------------------------

REMAINING TERMS TO STATED MATURITY (MOS.)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
------------------------------------------------------------
1 - 60                       6         311,600,000    15.2
61 - 84                      2           5,570,590     0.3
85 - 120                   109       1,587,473,199    77.3
121 - 180                   12         135,453,895     6.6
181 - 240                    5          13,507,978     0.7
------------------------------------------------------------
TOTAL:                     134      $2,053,605,662   100.0%
------------------------------------------------------------
  Min: 58 mos.    Max: 239 mos.        Wtd Avg: 112 mos.
------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                          LOANS        BALANCE ($)    POOL
------------------------------------------------------------
Interest Only               27         959,180,750    46.7
1 - 180                      5          24,067,217     1.2
181 - 240                    5          13,507,978     0.7
241 - 300                    7          85,644,944     4.2
301 - 360                   90         971,204,774    47.3
------------------------------------------------------------
TOTAL:                     134      $2,053,605,662   100.0%
------------------------------------------------------------
  Min: 144 mos.   Max: 360 mos.        Wtd Avg: 349 mos.
------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
------------------------------------------------------------
Interest Only               27         959,180,750    46.7
1 - 180                      6          33,707,672     1.6
181 - 240                    5          13,507,978     0.7
241 - 360                   96       1,047,209,263    51.0
------------------------------------------------------------
 TOTAL:                    134      $2,053,605,662   100.0%
------------------------------------------------------------
  Min: 140 mos.   Max: 360 mos.        Wtd Avg: 348 mos.
------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
------------------------------------------------------------
<= 10.0                      1           9,000,000     0.4
10.1 - 20.0                  1          20,000,000     1.0
20.1 - 30.0                  3           5,319,789     0.3
30.1 - 40.0                  4          12,235,755     0.6
40.1 - 50.0                  5          20,571,590     1.0
50.1 - 60.0                  7          32,568,782     1.6
60.1 - 70.0                 40         677,419,791    33.0
70.1 - 75.0                 26         610,622,910    29.7
75.1 - 80.0                 47         665,867,045    32.4
------------------------------------------------------------
TOTAL:                     134      $2,053,605,662   100.0%
------------------------------------------------------------
  Min: 7.3%       Max: 80.0%        Wtd Avg: 71.0%
-----------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
------------------------------------------------------------
<= 10.0                     11          46,575,194     2.3
10.1 - 20.0                  2          29,640,455     1.4
20.1 - 30.0                  2           3,896,589     0.2
30.1 - 40.0                  5          25,506,304     1.2
40.1 - 50.0                  4          11,687,918     0.6
50.1 - 55.0                  8          27,148,384     1.3
55.1 - 60.0                 20         131,890,883     6.4
60.1 - 65.0                 27         650,828,594    31.7
65.1 - 70.0                 16         299,607,342    14.6
70.1 - 75.0                 23         516,687,000    25.2
75.1 - 80.0                 16         310,137,000    15.1
------------------------------------------------------------
 TOTAL:                    134      $2,053,605,662   100.0%
------------------------------------------------------------
  Min: 0.6%                 Max: 80.0%        Wtd Avg: 65.8%
------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)(1)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
------------------------------------------------------------
<= 1.00                      2          22,640,455     1.1
1.01 - 1.10                  8         276,158,425    13.4
1.11 - 1.20                 39         413,079,879    20.1
1.21 - 1.30                 37         676,429,563    32.9
1.31 - 1.40                 16         235,701,578    11.5
1.41 - 1.50                 10         106,407,194     5.2
1.51 - 1.60                  2           9,221,871     0.4
1.61 - 1.70                  7          27,904,407     1.4
1.71 - 1.80                  4         232,253,666    11.3
1.81 - 1.90                  2          10,023,200     0.5
1.91 - 2.00                  1           2,897,403     0.1
2.01 - 2.50                  1           3,995,646     0.2
2.51 - 3.00                  3           7,892,374     0.4
3.01 >=                      2          29,000,000     1.4
------------------------------------------------------------
TOTAL:                     134      $2,053,605,662   100.0%
------------------------------------------------------------
       Min: 0.93x      Max: 12.77x          Wtd Avg: 1.40x
------------------------------------------------------------

(1)   DSCRs reflect: (i) for any partial IO loan, the scheduled principal and interest payments after any applicable interest-only period and (ii) for all other loans, the scheduled payments as of the Cut-off Date.

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-12

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

V.  LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------
                           NO. OF        AGGREGATE
                          MORTGAGE    CUT-OFF DATE    % OF
                           LOANS       BALANCE ($)    POOL
------------------------------------------------------------
1 - 2,500,000               13          22,027,435     1.2
2,500,001 - 5,000,000       37         127,313,980     7.2
5,000,001 - 7,500,000        8          48,734,131     2.7
7,500,001 - 10,000,000      11          98,907,260     5.6
10,000,001 - 12,500,000     11         115,723,323     6.5
12,500,001 - 15,000,000      6          82,045,112     4.6
15,000,001 - 17,500,000      1          16,803,750     0.9
17,500,001 - 20,000,000      6          57,464,005     3.2
20,000,001 - 30,000,000      5         121,568,000     6.8
30,000,001 - 40,000,000      2          76,452,719     4.3
40,000,001 - 50,000,000      4         142,384,112     8.0
60,000,001 - 70,000,000      1          67,850,556     3.8
70,000,001 >=                8         797,593,189    44.9
------------------------------------------------------------
TOTAL:                     113      $1,774,867,574   100.0%
------------------------------------------------------------
Min: $999,186     Max: $250,000,000    Average: $15,706,793
------------------------------------------------------------

STATE
------------------------------------------------------------
                          NO. OF         AGGREGATE
                        MORTGAGED     CUT-OFF DATE    % OF
                        PROPERTIES     BALANCE ($)    POOL
------------------------------------------------------------
Connecticut                  2         253,000,000    14.3
District of Columbia         1         215,000,000    12.1
Texas                       12         208,530,007    11.7
California                  23         183,808,250    10.4
Florida                     13         107,773,200     6.1
Other                      109         806,756,118    45.5
------------------------------------------------------------
TOTAL:                     160      $1,774,867,574   100.0%
------------------------------------------------------------

PROPERTY TYPE
------------------------------------------------------------
                           NO. OF        AGGREGATE
                         MORTGAGED    CUT-OFF DATE    % OF
                         PROPERTIES    BALANCE ($)    POOL
------------------------------------------------------------
Office                      25         696,484,854    39.2
Retail                      48         373,252,946    21.0
Self Storage                63         313,979,827    17.7
Hospitality                  7         248,675,801    14.0
Industrial                  13          95,271,421     5.4
Mixed Use                    1          28,800,000     1.6
Other                        3          18,402,726     1.0
------------------------------------------------------------
TOTAL:                     160      $1,774,867,574   100.0%
------------------------------------------------------------

AMORTIZATION TYPE
------------------------------------------------------------
                           NO. OF        AGGREGATE
                          MORTGAGE    CUT-OFF DATE    % OF
                           LOANS       BALANCE ($)    POOL
------------------------------------------------------------
Interest Only               21         788,780,750    44.4
Partial IO Balloon          39         549,168,000    30.9
Balloon                     43         399,343,630    22.5
Fully Amortizing            10          37,575,194     2.1
------------------------------------------------------------
TOTAL:                     113      $1,774,867,574   100.0%
------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                          LOANS        BALANCE ($)    POOL
------------------------------------------------------------
5.001 - 5.500                5          97,053,000     5.5
5.501 - 5.750               23         446,139,435    25.1
5.751 - 6.000               36         631,163,846    35.6
6.001 - 6.500               45         576,079,458    32.5
6.501 - 7.000                3          14,791,380     0.8
8.001 - 8.500                1           9,640,455     0.5
------------------------------------------------------------
TOTAL:                     113      $1,774,867,574   100.0%
------------------------------------------------------------
  Min: 5.460%     Max: 8.240%          Wtd Avg: 5.905%
------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
------------------------------------------------------------
1 - 60                       5         246,600,000    13.9
61 - 84                      2           5,570,590     0.3
85 - 120                    90       1,393,735,111    78.5
121 - 180                   10         105,813,441     6.0
181 >=                       6          23,148,432     1.3
------------------------------------------------------------
TOTAL:                     113      $1,774,867,574   100.0%
------------------------------------------------------------
  Min: 60 mos.    Max: 240 mos.        Wtd Avg: 115 mos.
------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                          LOANS        BALANCE ($)    POOL
------------------------------------------------------------
1 - 60                       5         246,600,000    13.9
61 - 84                      2           5,570,590     0.3
85 - 120                    90       1,393,735,111    78.5
121 - 180                   11         115,453,895     6.5
181 - 240                    5          13,507,978     0.8
------------------------------------------------------------
TOTAL:                     113      $1,774,867,574   100.0%
------------------------------------------------------------
  Min: 58 mos.    Max: 239 mos.        Wtd Avg: 113 mos.
------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
------------------------------------------------------------
Interest Only               21         788,780,750    44.4
1 - 180                      5          24,067,217     1.4
181 - 240                    5          13,507,978     0.8
241 - 300                    7          85,644,944     4.8
301 - 360                   75         862,866,686    48.6
------------------------------------------------------------
TOTAL:                     113      $1,774,867,574   100.0%
------------------------------------------------------------

  Min: 144 mos.   Max: 360 mos.         Wtd Avg: 348 mos.
------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
------------------------------------------------------------
                          NO. OF         AGGREGATE
                         MORTGAGE     CUT-OFF DATE    % OF
                          LOANS        BALANCE ($)    POOL
------------------------------------------------------------
Interest Only               21         788,780,750    44.4
1 - 180                      6          33,707,672     1.9
181 - 240                    5          13,507,978     0.8
241 - 360                   81         938,871,175    52.9
------------------------------------------------------------
TOTAL:                     113      $1,774,867,574   100.0%
------------------------------------------------------------
  Min: 140 mos.   Max: 360 mos.        Wtd Avg: 347 mos.
------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                          LOANS        BALANCE ($)    POOL
------------------------------------------------------------
<= 10.0                      1           9,000,000     0.5
20.1 - 30.0                  3           5,319,789     0.3
30.1 - 40.0                  3           8,835,755     0.5
40.1 - 50.0                  5          20,571,590     1.2
50.1 - 60.0                  7          32,568,782     1.8
60.1 - 70.0                 35         612,184,781    34.5
70.1 - 75.0                 23         584,229,110    32.9
75.1 - 80.0                 36         502,157,768    28.3
------------------------------------------------------------
TOTAL:                     113      $1,774,867,574   100.0%
------------------------------------------------------------
  Min: 7.3%             Max: 80.0%        Wtd Avg: 71.2%
------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------
                        NO. OF           AGGREGATE
                       MORTGAGE       CUT-OFF DATE    % OF
                        LOANS          BALANCE ($)    POOL
------------------------------------------------------------
<= 10.0                     11          46,575,194     2.6
10.1 - 20.0                  1           9,640,455     0.5
20.1 - 30.0                  2           3,896,589     0.2
30.1 - 40.0                  4          22,106,304     1.2
40.1 - 50.0                  4          11,687,918     0.7
50.1 - 55.0                  8          27,148,384     1.5
55.1 - 60.0                 18         127,355,872     7.2
60.1 - 65.0                 23         582,634,794    32.8
65.1 - 70.0                 13         277,510,065    15.6
70.1 - 75.0                 17         462,935,000    26.1
75.1 - 80.0                 12         203,377,000    11.5
------------------------------------------------------------
TOTAL:                     113      $1,774,867,574   100.0%
------------------------------------------------------------
   Min: 0.6%            Max:   80.0%       Wtd Avg: 65.6%
------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)(1)
------------------------------------------------------------
                       NO. OF            AGGREGATE
                      MORTGAGE        CUT-OFF DATE    % OF
                       LOANS           BALANCE ($)    POOL
------------------------------------------------------------
 <= 1.00                     2          22,640,455     1.3
 1.01 - 1.10                 8         276,158,425    15.6
 1.11 - 1.20                32         316,595,601    17.8
 1.21 - 1.30                31         628,800,753    35.4
 1.31 - 1.40                14         168,576,578     9.5
 1.41 - 1.50                 7          67,507,194     3.8
 1.51 - 1.60                 1           4,021,871     0.2
 1.61 - 1.70                 7          27,904,407     1.6
 1.71 - 1.80                 4         232,253,666    13.1
 1.81 - 1.90                 2          10,023,200     0.6
 1.91 - 2.00                 1           2,897,403     0.2
 2.01 - 2.50                 1           3,995,646     0.2
 2.51 - 3.00                 2           4,492,374     0.3
 3.01 >=                     1           9,000,000     0.5
------------------------------------------------------------
TOTAL:                     113      $1,774,867,574   100.0%
------------------------------------------------------------
  Min: 0.93x               Max: 1  2.77x     Wtd Avg: 1.37x
------------------------------------------------------------

(1)   DSCRs reflect: (i) for any partial IO loan, the scheduled principal and interest payments after any applicable interest-only period and (ii) for all other loans, the scheduled payments as of the Cut-off Date.

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-13

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

V.  LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------
                          NO. OF         AGGREGATE
                         MORTGAGE     CUT-OFF DATE    % OF
                          LOANS        BALANCE ($)    POOL
-------------------------------------------------------------
<= 2,500,000                 2           3,825,000     1.4
2,500,001 - 5,000,000        4          13,682,288     4.9
5,000,001 - 7,500,000        4          26,300,800     9.4
7,500,001 - 10,000,000       2          18,040,000     6.5
10,000,001 - 12,500,000      2          23,760,000     8.5
12,500,001 - 15,000,000      3          43,630,000    15.7
17,500,001 - 20,000,000      2          38,000,000    13.6
40,000,001 - 50,000,000      1          46,500,000    16.7
60,000,001 - 70,000,000      1          65,000,000    23.3
-------------------------------------------------------------
TOTAL:                      21        $278,738,088   100.0%
-------------------------------------------------------------
Min: $1,700,000   Max: $65,000,000    Average: $13,273,242
-------------------------------------------------------------

STATE
-------------------------------------------------------------
                          NO. OF         AGGREGATE
                         MORTGAGED    CUT-OFF DATE    % OF
                        PROPERTIES     BALANCE ($)    POOL
------------------------------------------------------------
New York                     2          66,500,000    23.9
Tennessee                    5          65,000,000    23.3
Georgia                      3          25,620,000     9.2
Missouri                     2          20,860,000     7.5
Indiana                      2          19,393,800     7.0
Other                       11          81,364,287    29.2
------------------------------------------------------------
TOTAL:                      25        $278,738,088   100.0%
------------------------------------------------------------

PROPERTY TYPE
-------------------------------------------------------------
                          NO. OF         AGGREGATE
                         MORTGAGE     CUT-OFF DATE    % OF
                        PROPERTIES     BALANCE ($)    POOL
------------------------------------------------------------
Multifamily                 24         275,540,811    98.9
Manufactured Housing
Community                    1           3,197,277     1.1
------------------------------------------------------------
TOTAL:                      25        $278,738,088   100.0%
------------------------------------------------------------

AMORTIZATION TYPE
-------------------------------------------------------------
                          NO. OF         AGGREGATE
                         MORTGAGE     CUT-OFF DATE    % OF
                          LOANS        BALANCE ($)    POOL
-------------------------------------------------------------
Interest Only                6         170,400,000    61.1
Partial IO Balloon          12          94,812,000    34.0
 Balloon                     3          13,526,088     4.9
-------------------------------------------------------------
TOTAL:                      21        $278,738,088   100.0%
-------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
-------------------------------------------------------------
5.001 - 5.500                1          20,000,000     7.2
5.501 - 5.750                4         101,657,000    36.5
5.751 - 6.000                6          44,927,277    16.1
6.001 - 6.500               10         112,153,811    40.2
-------------------------------------------------------------
TOTAL:                      21        $278,738,088   100.0%
-------------------------------------------------------------
  Min: 5.480%      Max: 6.455%          Wtd Avg: 5.931%
------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
-------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                          LOANS        BALANCE ($)    POOL
-------------------------------------------------------------
1 - 60                       1          65,000,000    23.3
85 - 120                    19         193,738,088    69.5
121 - 180                    1          20,000,000     7.2
-------------------------------------------------------------
TOTAL:                      21        $278,738,088   100.0%
-------------------------------------------------------------
  Min: 60 mos.    Max: 168 mos.        Wtd Avg: 109 mos.
------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
-------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
-------------------------------------------------------------
<= 60                        1          65,000,000    23.3
85 - 120                    19         193,738,088    69.5
121 - 180                    1          20,000,000     7.2
-------------------------------------------------------------
TOTAL:                      21        $278,738,088   100.0%
-------------------------------------------------------------
  Min: 58 mos.    Max: 162 mos.        Wtd Avg: 108 mos.
-------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
-------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                          LOANS        BALANCE ($)    POOL
-------------------------------------------------------------
Interest Only                6         170,400,000    61.1
301 - 360                   15         108,338,088    38.9
-------------------------------------------------------------
TOTAL:                      21        $278,738,088   100.0%
-------------------------------------------------------------
  Min: 360 mos.   Max: 360 mos.         Wtd Avg: 360 mos.
-------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
-------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
-------------------------------------------------------------
Interest Only                6         170,400,000    61.1
241 - 360                   15         108,338,088    38.9
-------------------------------------------------------------
TOTAL:                      21        $278,738,088   100.0%
-------------------------------------------------------------
  Min: 358 mos.   Max: 360 mos.       Wtd Avg: 360 mos.
-------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
-------------------------------------------------------------
10.1 - 20.0                  1          20,000,000     7.2
30.1 - 40.0                  1           3,400,000     1.2
60.1 - 70.0                  5          65,235,010    23.4
70.1 - 75.0                  3          26,393,800     9.5
75.1 - 80.0                 11         163,709,277    58.7
-------------------------------------------------------------
TOTAL:                      21        $278,738,088   100.0%
-------------------------------------------------------------
  Min: 16.5%           Max: 80.0%          Wtd Avg: 69.4%
-------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
-------------------------------------------------------------
10.1 - 20.0                  1          20,000,000     7.2
30.1 - 40.0                  1           3,400,000     1.2
55.1 - 60.0                  2           4,535,010     1.6
60.1 - 65.0                  4          68,193,800    24.5
65.1 - 70.0                  3          22,097,277     7.9
70.1 - 75.0                  6          53,752,000    19.3
75.1 - 80.0                  4         106,760,000    38.3
-------------------------------------------------------------
TOTAL:                      21        $278,738,088   100.0%
-------------------------------------------------------------
  Min: 16.5%          Max: 80.0%          Wtd Avg: 67.0%
-------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)(1)
-------------------------------------------------------------
                         NO. OF          AGGREGATE
                        MORTGAGE      CUT-OFF DATE    % OF
                         LOANS         BALANCE ($)    POOL
-------------------------------------------------------------
1.11 - 1.20                  7          96,484,277    34.6
1.21 - 1.30                  6          47,628,811    17.1
1.31 - 1.40                  2          67,125,000    24.1
1.41 - 1.50                  3          38,900,000    14.0
1.51 - 1.60                  1           5,200,000     1.9
2.51 - 3.00                  1           3,400,000     1.2
3.01 >=                      1          20,000,000     7.2
-------------------------------------------------------------
TOTAL:                      21        $278,738,088   100.0%
-------------------------------------------------------------
  Min: 1.14x           Max: 5.25x          Wtd Avg: 1.59x
-------------------------------------------------------------

(1)   DSCRs reflect: (i) for any partial IO loan, the scheduled principal and interest payments after any applicable interest-only period and (ii) for all other loans, the scheduled payments as of the Cut-off Date.

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-14

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-07              AUG-08            AUG-09                AUG-10               AUG-11
-----------------------------------------------------------------------------------------------------------------------------

Locked Out                            94.19%              94.19%            71.16%                68.96%               55.51%
Yield Maintenance Total                5.81%               5.81%            28.84%                31.04%               44.49%
Penalty Points Total                   0.00%               0.00%             0.00%                 0.00%                0.00%
Open                                   0.00%               0.00%             0.00%                 0.00%                0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%           100.00%               100.00%              100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $2,053,605,662      $2,047,004,367    $2,039,798,795        $2,030,782,328       $2,020,373,254
% Initial Pool Balance               100.00%              99.68%            99.33%                98.89%               98.38%
-----------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-12              AUG-13            AUG-14                AUG-15               AUG-16
-----------------------------------------------------------------------------------------------------------------------------

Locked Out                            59.56%              59.48%            59.27%                58.08%               55.35%
Yield Maintenance Total               39.99%              40.08%            40.25%                40.35%               42.97%
Penalty Points Total                   0.00%               0.00%             0.04%                 0.04%                0.03%
Open                                   0.44%               0.44%             0.44%                 1.54%                1.65%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%           100.00%               100.00%              100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $1,697,730,292      $1,680,956,365    $1,657,926,402        $1,638,884,173       $1,524,359,451
% Initial Pool Balance                82.67%              81.85%            80.73%                79.81%               74.23%
-----------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-17              AUG-18            AUG-19                AUG-20               AUG-21
-----------------------------------------------------------------------------------------------------------------------------

Locked Out                            70.28%              69.61%            49.42%                47.71%               63.23%
Yield Maintenance Total               29.47%              30.28%            50.58%                52.29%                8.00%
Penalty Points Total                   0.25%               0.12%             0.00%                 0.00%                0.00%
Open                                   0.00%               0.00%             0.00%                 0.00%               28.76%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%           100.00%               100.00%              100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $114,785,560        $109,811,223       $64,523,021           $61,161,747          $28,587,986
% Initial Pool Balance                 5.59%               5.35%             3.14%                 2.98%                1.39%
-----------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

-----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-22              AUG-23            AUG-24                 AUG-25              AUG-26
-----------------------------------------------------------------------------------------------------------------------------

Locked Out                            67.63%              67.17%            66.42%                 64.87%              47.85%
Yield Maintenance Total               32.37%              32.83%            33.58%                 35.13%              40.06%
Penalty Points Total                   0.00%               0.00%             0.00%                  0.00%               0.00%
Open                                   0.00%               0.00%             0.00%                  0.00%              12.09%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%           100.00%                100.00%             100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $5,032,697          $4,130,324        $3,169,861             $2,146,222          $1,055,939
% Initial Pool Balance                 0.25%               0.20%             0.15%                  0.10%               0.05%
-----------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)   See Appendix II of the Free Writing Prospectus for a description of the
      Yield Maintenance.

(3)   Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-15

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-07              AUG-08            AUG-09                 AUG-10               AUG-11
------------------------------------------------------------------------------------------------------------------------------

Locked Out                            94.13%              94.13%            68.88%                 66.32%               50.71%
Yield Maintenance Total                5.87%               5.87%            31.12%                 33.68%               49.29%
Penalty Points Total                   0.00%               0.00%             0.00%                  0.00%                0.00%
Open                                   0.00%               0.00%             0.00%                  0.00%                0.00%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%           100.00%                100.00%              100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $1,774,867,574      $1,768,418,941    $1,761,380,691         $1,752,601,379       $1,742,732,983
% Initial Pool Balance               100.00%              99.64%            99.24%                 98.75%               98.19%
------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-12              AUG-13            AUG-14                 AUG-15               AUG-16
------------------------------------------------------------------------------------------------------------------------------

Locked Out                            56.48%              56.37%            56.10%                 54.72%               51.31%
Yield Maintenance Total               43.02%              43.12%            43.34%                 43.48%               46.75%
Penalty Points Total                   0.00%               0.00%             0.05%                  0.04%                0.03%
Open                                   0.50%               0.50%             0.51%                  1.76%                1.91%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%           100.00%                100.00%              100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $1,485,760,421      $1,470,198,208    $1,448,576,753         $1,431,032,223       $1,318,082,423
% Initial Pool Balance                83.71%              82.83%            81.62%                 80.63%               74.26%
------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-17              AUG-18            AUG-19                 AUG-20               AUG-21
------------------------------------------------------------------------------------------------------------------------------

Locked Out                            85.11%              85.11%            71.62%                 70.89%               63.23%
Yield Maintenance Total               14.59%              14.75%            28.38%                 29.11%                8.00%
Penalty Points Total                   0.30%               0.14%             0.00%                  0.00%                0.00%
Open                                   0.00%               0.00%             0.00%                  0.00%               28.76%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%           100.00%                100.00%              100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $94,785,560         $89,811,223       $44,523,021            $41,161,747          $28,587,986
% Initial Pool Balance                 5.34%               5.06%             2.51%                  2.32%                1.61%
------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-22              AUG-23            AUG-24                 AUG-25               AUG-26
------------------------------------------------------------------------------------------------------------------------------

Locked Out                            67.63%              67.17%            66.42%                 64.87%               47.85%
Yield Maintenance Total               32.37%              32.83%            33.58%                 35.13%               40.06%
Penalty Points Total                   0.00%               0.00%             0.00%                  0.00%                0.00%
Open                                   0.00%               0.00%             0.00%                  0.00%               12.09%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%           100.00%                100.00%              100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $5,032,697          $4,130,324        $3,169,861             $2,146,222           $1,055,939
% Initial Pool Balance                 0.28%               0.23%             0.18%                  0.12%                0.06%
------------------------------------------------------------------------------------------------------------------------------

 Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)   See Appendix II of the Free Writing Prospectus for a description of the
      Yield Maintenance.

(3)   Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-16

                          $1,820,008,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ15

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-07              AUG-08          AUG-09                   AUG-10               AUG-11
------------------------------------------------------------------------------------------------------------------------------

Locked Out                            94.53%              94.52%          85.61%                   85.62%               85.62%
Yield Maintenance Total                5.47%               5.48%          14.39%                   14.38%               14.38%
Penalty Points Total                   0.00%               0.00%           0.00%                    0.00%                0.00%
Open                                   0.00%               0.00%           0.00%                    0.00%                0.00%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%         100.00%                  100.00%              100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $278,738,088        $278,585,426    $278,418,104             $278,180,949         $277,640,271
% Initial Pool Balance               100.00%              99.95%          99.89%                   99.80%               99.61%
------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-12              AUG-13          AUG-14                   AUG-15               AUG-16
------------------------------------------------------------------------------------------------------------------------------

Locked Out                            81.21%              81.17%          81.17%                   81.17%               81.18%
Yield Maintenance Total               18.79%              18.83%          18.83%                   18.83%               18.82%
Penalty Points Total                   0.00%               0.00%           0.00%                    0.00%                0.00%
Open                                   0.00%               0.00%           0.00%                    0.00%                0.00%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%         100.00%                  100.00%              100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $211,969,871        $210,758,157    $209,349,649             $207,851,950         $206,277,029
% Initial Pool Balance                76.05%              75.61%          75.11%                   74.57%               74.00%
------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               AUG-17              AUG-18          AUG-19                   AUG-20               AUG-21
------------------------------------------------------------------------------------------------------------------------------

Locked Out                             0.00%               0.00%           0.00%                    0.00%                0.00%
Yield Maintenance Total              100.00%             100.00%         100.00%                  100.00%                0.00%
Penalty Points Total                   0.00%               0.00%           0.00%                    0.00%                0.00%
Open                                   0.00%               0.00%           0.00%                    0.00%                0.00%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%             100.00%         100.00%                  100.00%                0.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $20,000,000         $20,000,000     $20,000,000              $20,000,000                   $0
% Initial Pool Balance                 7.18%               7.18%           7.18%                    7.18%                0.00%
------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)   See Appendix II of the Free Writing Prospectus for a description of the
      Yield Maintenance.

(3)   Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - FIRST STAMFORD
--------------------------------------------------------------------------------

               [4 PHOTOS OF MORTGAGE LOAN NO. 1 - FIRST STAMFORD]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-18

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - FIRST STAMFORD
--------------------------------------------------------------------------------

                  [MAP OF MORTGAGE LOAN NO. 1 - FIRST STAMFORD]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-19

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - FIRST STAMFORD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               PMCF

ORIGINAL BALANCE:                   $250,000,000

CUT-OFF DATE BALANCE:               $250,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 5, 2007

INTEREST RATE:                      5.650%

AMORTIZATION:                       Interest only through July 5, 2012.
                                    Principal and interest payments of
                                    $1,443,089.47 beginning August 5, 2012
                                    through the maturity date.

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      July 5, 2017

EXPECTED MATURITY BALANCE:          $233,099,302

SPONSOR(S):                         Peter L. Malkin & Anthony E. Malkin

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 25 months after the REMIC
                                    "start up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable with the
                                    greater of yield maintenance or 1 % anytime
                                    after July 5, 2011. Prepayable without a
                                    premium from and after May 6, 2017.

LOAN PER SF:                        $315.01

UP-FRONT RESERVES:                  RE Tax(1):                 $992,309

                                    TI/LC(1):                  $10,000,000

                                    Earnout(1):                $10,000,000

ONGOING RESERVES:                   RE Tax(1):                 $141,758

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTIES TYPE:                    Office

PROPERTIES SUB-TYPE:                Suburban

LOCATION:                           Stamford, CT

YEAR BUILT/RENOVATED:               1984-1986 / NAP

PERCENT LEASED(2):                  98.7%

SQUARE FOOTAGE:                     793,624

THE COLLATERAL:                     Three suburban office buildings

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                W&M Properties of Connecticut, Inc.

3RD MOST RECENT NOI (AS OF):        $17,412,837 (2004)

2ND MOST RECENT NOI (AS OF):        $17,847,207 (2005)

MOST RECENT NOI (AS OF):            $18,369,592 (2006)

U/W NET OP. INCOME:                 $19,119,674

U/W NET CASH FLOW:                  $18,188,013

U/W OCCUPANCY:                      88.3%

APPRAISED VALUE:                    $364,000,000

CUT-OFF DATE LTV:                   68.7%

MATURITY DATE LTV:                  64.0%

DSCR:                               1.05x
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Percent Leased is based on the rent roll dated April 30, 2007.

THE FIRST STAMFORD LOAN

      THE LOAN. The largest loan (the "First Stamford Loan") as evidenced by the
Promissory Note is secured by a first priority fee Open-End Mortgage Deed and
Security Agreement, Assignment of Leases and Rents, and Fixture Filing
encumbering the 793,624 square foot suburban office property known as First
Stamford, located in Stamford, Connecticut (the "First Stamford Property"). The
First Stamford Loan was originated on June 15, 2007 by or on behalf of
Prudential Mortgage Capital Funding, LLC.

      THE BORROWER. The borrowers are First Stamford Place SPE L.L.C, Fairfax
First Stamford SPE L.L.C., and Merrifield First Stamford SPE L.L.C., all
Delaware limited liability companies (collectively, the "First Stamford
Borrower") that own no material asset other than the First Stamford Property and related interests. The First Stamford Property is held in a condominium ownership structure that consists of three units. Each unit corresponds to one of the office buildings comprising the First Stamford Property, and each unit holder also owns an undivided interest in the common areas. First Stamford Place
SPE L.L.C. and Fairfax First Stamford SPE L.L.C. collectively own the three units as tenants-in-common with ownership interests of 37.64% and 62.36%, respectively. Fairfax First Stamford SPE L.L.C. has subsequently leased its tenant-in-common interest to Merrifield First Stamford SPE L.L.C. under a long term master lease. The First Stamford Borrower is an affiliate of W&M Properties and is controlled by Peter L. Malkin and Anthony E. Malkin, the sponsors of the
First

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-20

Stamford Loan. W&M Properties is a privately held family-based real estate company founded in 1965 that specializes in several areas including acquisitions, financing, equity raising, engineering, construction, marketing, management, and accounting. The company controls approximately 8.5 million square feet of commercial real estate and approximately 5,000 apartment units.
Peter L. Malkin is Chairman of W&M Properties and has over 50 years of real estate acquisition, ownership, and operations experience. Anthony E. Malkin is
President of W&M Properties and has over 17 years of real estate acquisition, management, construction, and marketing experience.

      THE PROPERTY. The First Stamford Property is located in Stamford,
Connecticut, at 100, 200, and 300 First Stamford Place. The First Stamford
Property is proximate to a regional transportation center and is located approximately 25 miles northeast of New York City. The First Stamford Property was originally constructed between 1984 and 1986 and has not undergone significant subsequent renovation. It consists of a 322,846 square foot seven-story office building, a 305,146 square foot seven-story office building, and a 165,632 square foot four-story office building. There exists a total of
25,628 square feet dedicated to retail and other non-office use. The First
Stamford Property is situated on approximately 9.72 acres and includes 1,831 parking spaces. The First Stamford Borrower has no program in place for material renovation, improvement or development of the First Stamford Property.

      GENERAL COMPETITIVE CONDITIONS. According to the appraisal, the First
Stamford Property's submarket has realized a declining vacancy rate, strong rent growth, and positive net absorption in recent years. Primary competition for the
First Stamford Property consists of Metro Center, a 280,000 square foot eight-story office building built in 1987 and located approximately one-half of a mile from the First Stamford Property; Three Stamford Plaza, a 242,732 square foot fifteen-story office building built in 1980 and located approximately 1.2 miles from the First Stamford Property; and Four Stamford Plaza, a 261,195
square foot fifteen-story office building built in 1979 and located approximately 1.3 miles from the First Stamford Property. Additionally, one
370,000 square foot twelve-story office building located at 279 Atlantic Street, approximately 1.0 mile from the First Stamford Property, is currently being constructed in the First Stamford Property's submarket.

      The following table presents certain information relating to the major tenants at the First Stamford Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          % OF TOTAL     ANNUALIZED
                                    CREDIT RATING                          ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                                       (FITCH/       TENANT               UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
        TENANT NAME(1)             MOODY'S/S&P)(2)    NRSF     % OF NRSF  BASE RENT ($)    BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Legg Mason & Co., LLC(1)(3)          A-/A2/BBB+      222,432       28%      $8,872,955         34%         $39.89      09/30/2024(4)
Odyssey America Reinsurance         BB+/Baa3/BBB-    104,679       13%      $3,501,186         13%         $33.45      09/30/2022(5)
Elizabeth Arden, Inc.                 --/--/--        62,162        8%      $2,299,994          9%         $37.00       10/31/2011
The Thomson Corp. Delaware, Inc.      --/A3/A-        55,287        7%      $2,288,329          9%         $41.39       04/30/2019
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               444,560       56%     $16,962,464         64%         $38.16
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants(3)                         NAP         270,632       34%      $9,486,213         36%         $35.05        Various
Vacant Space(3)                          NAP          78,432       10%              $0          0%          $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               793,624      100%     $26,448,677        100%         $33.33
------------------------------------------------------------------------------------------------------------------------------------

(1)   The tenant mix consists primarily of financial service and insurance firms. The largest tenant, Legg Mason & Co., LLC is a global asset management firm serving the institutional, mutual fund, and wealth management markets. The second largest tenant, Odyssey America
      Reinsurance, the principal operating subsidiary of Odyssey Re Holdings
      Corp., underwrites casualty, surety, and property treaty reinsurance, and facultative casualty reinsurance in the United States, Canada and Latin
      America.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)   Numbers presented in the chart above for Legg Mason & Co., LLC, Other
      Tenants, and Vacant Space are underwritten numbers, as they consider near term tenant rollover as vacant space and certain anticipated leasing as in-place. These amounts differ from those presented on the rent roll dated
      April 30, 2007, which showed an overall occupancy for the First Stamford
      Property of 98.7% and 10,332 square feet of vacant space.

(4)   Legg Mason & Co., LLC has 150,249 square feet expiring on September 30,
      2024 and 72,183 square feet expiring on December 31, 2012. Of the 72,183 square feet expiring on December 31, 2012, 19,771 square feet may be terminated on December 1, 2008. Additionally, Legg Mason & Co. has the
      option to terminate 30,000 square feet of non-specific contiguous space on up to two separate occasions and during two defined periods. The first
      30,000 square feet may be terminated in a period between September 30,
      2013 and September 30, 2016 and the second 30,000 square feet may be terminated in a period between September 30, 2018 and September 30, 2020.
      The tenant does not have any renewal options. Finally, Legg Mason & Co.
      has antenna rent of $18,000 expiring on September 30, 2010 and $7,200 expiring on December 31, 2012.

(5)   Odyssey America Reinsurance has 101,619 square feet expiring on September
      30, 2022 and 3,060 square feet expiring on January 31, 2013. The tenant does not have any termination options and all of its space can be renewed on two separate occasions for a period of five years each. Also, tenant has a right of first offer for a specified 5,000 square foot space.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-21

-----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                            AVERAGE
                   # OF                    BASE RENT     % OF TOTAL                     % OF TOTAL BASE     CUMULATIVE % OF
                  LEASES                    PER SF       SQUARE FEET    CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
      YEAR        ROLLING    ANNUAL RENT    ROLLING        ROLLING      OF SF ROLLING       ROLLING         REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------

     Vacant         12                $0     $0.00           10%             10%                0%                  0%
      2007           3                $0     $0.00            1%             11%                0%                  0%
      2008           8        $1,804,226    $37.27            6%             17%                7%                  7%
      2009           7        $1,232,202    $28.42            5%             23%                5%                 11%
      2010           5          $692,040    $39.98            2%             25%                3%                 14%
      2011          10        $3,898,999    $37.33           13%             38%               15%                 29%
      2012          11        $4,684,031    $39.39           15%             53%               18%                 47%
      2013           4          $605,500    $36.37            2%             55%                2%                 49%
      2014           1            $6,300       NAP            0%             55%                0%                 49%
      2015           1            $4,800     $2.91            0%             55%                0%                 49%
      2016           0                $0     $0.00            0%             55%                0%                 49%
 2017 & Beyond      15       $13,520,579     38.08           45%            100%               51%                100%
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              HISTORICAL ANNUAL RENT PER SQUARE FOOT INFORMATION(1)
--------------------------------------------------------------------------------
   2004(2)                          2005(2)                        2006(2)
--------------------------------------------------------------------------------
   $32.86                           $33.58                         $34.00
--------------------------------------------------------------------------------

(1)   The effective annual rent based on base rent information provided by the
      First Stamford Borrower.

(2)   For the First Stamford Property as of year-end.

--------------------------------------------------------------------------------
                       HISTORICAL OCCUPANCY INFORMATION(1)

                     YEAR                          OCCUPANCY(2)
--------------------------------------------------------------------------------
                     2002                            100.0%
                     2003                             98.1%
                     2004                             97.4%
                     2005                             95.4%
                     2006                             98.7%
--------------------------------------------------------------------------------

(1)   Source: First Stamford Borrower.

(2)   For the First Stamford Property as of year-end.

      ESCROWS AND RESERVES. The First Stamford Borrower is required to escrow
1/12 of annual real estate taxes monthly. At closing, the First Stamford
Borrower deposited $10 million into a tenant improvements and leasing costs
("TI/LC") reserve to address future leasing costs. So long as no event of default has occurred and is continuing, funds in the TI/LC reserve may be released as reimbursement for tenant improvement and leasing commission costs.
In the event the First Stamford Borrower receives a fee in connection with the termination of a lease, such fee will be deposited in the TI/LC reserve and applied toward the leasing costs that may be incurred in connection with the re-leasing of the terminated space. At closing, the First Stamford Borrower deposited $10 million into an earnout reserve in connection with 53,000 square feet of anticipated leasing. Funds in the earnout reserve will be released to the First Stamford Borrower once the 53,000 square feet has been leased, rent payments have commenced, and all other provisions in the loan documents have been met.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the First Stamford Loan. The lockbox will be in place until the First Stamford
Loan has been paid in full.

      PROPERTY MANAGEMENT. The First Stamford Property is managed by W&M
Properties of Connecticut, Inc., which is an affiliate of the First Stamford
Borrower. The management agreement is subordinate to the First Stamford Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted during the term of the First Stamford Loan subject to certain terms and conditions including, among others, (i) immediately following the closing of such mezzanine loan, the aggregate principal balance of such mezzanine loan and the First Stamford Loan will not result in a LTV ratio greater than 80%, (ii)
immediately following the closing of such mezzanine loan, the DSCR calculated based on the combined amount of such mezzanine loan and the First Stamford Loan will not be less than 1.10x, (iii) neither the First Stamford Borrower nor its managing member will be a party to the mezzanine loan and the mezzanine loan will not be secured by any of their respective property, including the First
Stamford Property, (iv) the execution of an acceptable intercreditor agreement
(with respect to such mezzanine loan), and (v) a written confirmation from the
Rating Agencies that such mezzanine loan will not result in a downgrade, withdrawal, or qualification of the ratings assigned to the offered certificates.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-22

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. The First Stamford Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by the First Stamford Borrower does not exceed $135,000 per year. If the cost of such insurance is greater than $135,000, the First
Stamford Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for $135,000. The $135,000 cap may be increased annually by a percentage equal to the increase in the "Consumer Price Index"
from the previous year.

      Certain additional information regarding the First Stamford Loan and the
First Stamford Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-23

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - HILTON WASHINGTON DC
--------------------------------------------------------------------------------

            [5 PHOTOS OF MORTGAGE LOAN NO. 2 - HILTON WASHINGTON DC]

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-24

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - HILTON WASHINGTON DC
--------------------------------------------------------------------------------

               [MAP OF MORTGAGE LOAN NO. 2 - HILTON WASHINGTON DC]

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-25

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - HILTON WASHINGTON DC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                PMCF

ORIGINAL BALANCE(1):                $215,000,000

CUT-OFF DATE BALANCE(1):            $215,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Acquisition

FIRST PAYMENT DATE:                 July 5, 2007

INTEREST RATE:                      5.779%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      June 5, 2012

EXPECTED MATURITY BALANCE:          $215,000,000

SPONSOR(S):                         Lowe Enterprises, Inc.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out for two years after which the
                                    loan may be prepaid at the greater of Yield
                                    Maintenance or 1% of the principal amount
                                    being prepaid. Prepayable without a premium
                                    from and after March 6, 2012.

LOAN PER ROOM(1):                   $192,136

UP-FRONT RESERVES:                  RE Tax:                       $1,464,172

ONGOING RESERVES:                   RE Tax:                       $366,043/month

                                    Insurance(2):                 Springing

                                    FF&E(2):                      $228,283/month

                                    Interest Reserve(2):          Variable

                                    Cap-Ex Reserve(2):            Springing

                                    Additional Interest           Springing
                                    Reserve(2):

                                    Cash Collateral Reserve(2):   Springing

                                    Security Deposit Reserve(2):  Springing

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Hospitality

PROPERTY SUB-TYPE:                  Full Service

LOCATION:                           Washington, DC

YEAR BUILT/RENOVATED:               1965/NAP

PERCENT LEASED(3):                  73.4%

NUMBER OF ROOMS:                    1,119

THE COLLATERAL:                     A full service hotel located in Washington,
                                    DC

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Hilton Hotels Corporation

3RD MOST RECENT NOI (AS OF):        $25,318,046 (2005)

2ND MOST RECENT NOI (AS OF):        $23,998,380 (2006)

MOST RECENT NOI (AS OF):            $25,452,940 (T-12 03/31/2007)

U/W NET OP. INCOME:                 $25,388,803

U/W NET CASH FLOW:                  $22,642,268

U/W OCCUPANCY:                      73.4%

APPRAISED VALUE:                    $291,000,000

CUT-OFF DATE LTV(1)(4):             73.9%

MATURITY DATE LTV(1)(4):            73.9%

DSCR(1)(5):                         1.80x
--------------------------------------------------------------------------------

(1)   The subject $215,000,000 loan represents the senior portion (the "A-Note")
      of a potential $325,600,000 maximum first mortgage debt. The original/current principal balances of the four subordinate notes are
      $4,875,678, $1,312,161, $656,080.50 and $656,080.50, respectively, and are subject to increase via subsequent fundings by the lender to cover renovation expenditures in an amount equal to 75% of incurred costs up to a maximum per note of $71,900,000, $19,350,000, $9,675,000 and $9,675,000, respectively. All Loan per Room, LTV and DSCR numbers in this table are based on the $215,000,000 A-Note. See "The Loan" and "Additional
      Indebtedness" herein for additional information.

(2)   See "Escrows and Reserves" for more details.

(3)   Represents the trailing twelve-month average occupancy rate, based on the borrower financials, as of March 31, 2007.

(4)   The Cut-off Date LTV and Maturity Date LTV of the $325,600,000 maximum potential first mortgage debt are each 69.9% based on the "Stabilized"
      appraised value of $466,000,000 (as of March 1, 2011). The "Stabilized"
      value assumes the planned renovations are complete and utilizes an ADR of
      $239.30 and occupancy of 72.0%.

(5)   The DSCR is based solely on the A-Note. The DSCR based on the $325,600,000 maximum potential first mortgage debt is 1.05x (assuming a LIBOR of 5.50%
      at all times with respect to the four subordinate notes).

THE HILTON WASHINGTON DC LOAN

      THE LOAN. The second largest loan as evidenced by the $215,000,000
Promissory Note (the "Hilton Washington DC Loan" or the "A-Note") is the senior fixed rate portion of a maximum $325,600,000 first mortgage loan (the "Hilton
Washington DC Loan Group"). The remaining portions of the Hilton Washington DC
Loan Group consists of (i) a subordinate floating rate loan in the maximum principal amount of $71,900,000 (the "B Floating Rate Note"), (ii) a subordinate floating rate loan in the maximum principal amount of $19,350,000 (the "C-1
Floating Rate Note"), (iii) a subordinate floating rate loan in the maximum principal amount of $9,675,000 (the "C-2 Floating Rate Note"), and (iv) a
subordinate floating rate loan in the maximum principal amount of $9,675,000
(the "C-3 Floating Rate Note"). The current outstanding principal balance of the
B Floating Rate Note is $4,875,678; the current outstanding principal balance of the C-1 Floating Rate Note is $1,312,161; the current outstanding principal balance of the C-2 Floating Rate Note is $656,080.50; and the current outstanding principal balance of the C-3 Floating Rate Note is $656,080.50. All five notes are secured by a Deed of Trust, Assignment of

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-26

Leases and Rents and Security Agreement and Fixture Filing (the "Hilton
Washington DC Mortgage") encumbering a full-service hotel known as Hilton
Washington DC, located in Washington, District of Columbia (the "Hilton
Washington DC Property"). The Hilton Washington DC Loan was originated on May
30, 2007 by or on behalf of Prudential Mortgage Capital Funding, LLC.

      THE BORROWER. The borrower is CJUF II Destination Hotel LLC, a Delaware limited liability company (the "Hilton Washington DC Borrower") that owns no material asset other than the Hilton Washington DC Hotel Property and related interests. The Hilton Washington DC Borrower is a joint venture between an entity controlled by Lowe Enterprises, Inc. (the "Hilton Washington DC Loan
Sponsor") and Canyon-Johnson Urban Fund II LP. The Hilton Washington DC Loan
Sponsor is a national real estate investment, development and management firm.
Over the past 35 years, the Hilton Washington DC Loan Sponsor has developed, acquired or managed more than $8.5 billion of real estate assets nationwide.
Through its investment management affiliate, Hilton Washington DC Loan Sponsor manages in excess of $3 billion of real estate assets on behalf of investment clients. Canyon-Johnson Urban Fund II LP is a special purpose closed-end real estate fund focused solely on the revitalization of urban properties in underserved neighborhoods. The Hilton Washington DC Loan Sponsor is required to maintain a net worth of no less than $40,000,000 for the term of the Hilton
Washington DC Loan.

      THE PROPERTY. The Hilton Washington DC Property is located in Washington,
DC at 1919 Connecticut Avenue. The Hilton Washington DC Property was originally constructed in 1965 and consists of two joined curved towers containing 1,119 guestrooms. As currently configured, the Hilton Washington DC Property has
109,002 square feet of meeting/banquet space (including the 35,815 square foot
International Ballroom and 45,000 square feet of exhibit hall space), six food and beverage outlets with aggregate seating capacity of 766, a business center, a concierge lounge, a gift shop, a jewelry store, an outdoor pool and wading area, a fitness center and spa, three tennis courts and two subterranean parking levels with 385 spaces.

      A comprehensive renovation is planned for 2007-2010, which is expected to cost approximately $131.3 million. The renovation work would seek to improve the interior quality of the hotel guestrooms, upgrade the meeting facilities, replace the elevators, renovate the fitness center and pool area, and create additional parking. Although the renovations contemplate the removal of approximately 14,500 square feet of existing guest rooms from the collateral, a reconfiguration of the remaining hotel rooms is planned such that the room count will only be decreased by 5 to 15 guestrooms. Planned guestroom renovations include replacement of soft goods and most case goods, new carpet, wall vinyl, draperies, plumbing, air-conditioning units, and full bathroom renovation.

-----------------------------------------------------------------------------------------------------------
                          SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                COMPETITIVE SET                  SUBJECT PROPERTY                 PENETRATION FACTOR

          PERCENT                         PERCENT                           PERCENT
 YEAR     LEASED      ADR      REVPAR     LEASED       ADR       REVPAR     LEASED        ADR       REVPAR
-----------------------------------------------------------------------------------------------------------

 2002      65.5%    $157.67    $103.23     65.3%     $157.10     $102.63      99.7%       99.6%      99.4%
 2003      69.2%    $157.52    $109.08     64.2%     $162.41     $104.34      92.8%      103.1%      95.7%
 2004      69.0%    $167.10    $115.38     71.7%     $160.08     $114.77     103.8%       95.8%      99.5%
 2005      73.1%    $184.98    $135.19     74.4%     $169.63     $126.26     101.8%       91.7%      93.4%
 2006      71.6%    $186.18    $133.22     71.5%     $176.88     $126.47      99.9%       95.0%      94.9%
-----------------------------------------------------------------------------------------------------------

(1)   The above table is based on data provided by STR Reports as of January
      2005 and January 2007. The Competitive Set includes the following hotels:
      Hilton Washington DC Property (the subject), Marriott Wardman Park, Omni
      Shoreham Hotel, Hyatt Regency Washington, and the Renaissance Washington
      DC Hotel.

      MARKET. According to the information in the appraisal performed in connection with the origination of the Hilton Washington DC Loan, the Hilton
Washington DC Property is located in the Northwest Washington DC market area within the Washington-Arlington-Alexandria, DC-VA-MD-WV MSA. The appraiser further reports that the Hilton Washington DC Property's primary competitors include the 1,332-room Marriott Wardman Park and the 834-room Omni Shoreham, both located in Washington, DC. As reported in the appraisal, for the year ending December 31, 2006, the primary competition (including the Hilton
Washington DC Property) achieved an overall occupancy of 68.3% at an average rate of $183.69, yielding a RevPAR of $125.43. The appraiser also identified two properties that are under development in the Washington DC area: the 2,000-room
Gaylord National in Prince George County and the 1,500-room Marriott Convention
Center in Washington, DC.

      ESCROWS AND RESERVES. The Hilton Washington DC Borrower is required to escrow monthly 1/12 of annual real estate taxes. The amount shown under the
"Loan Information" table above is the current monthly collection. The Hilton
Washington DC Borrower is also required to escrow monthly 1/12 of the estimated insurance premiums due, which obligation will commence upon the Hilton
Washington DC Borrower's failure to maintain an adequate blanket insurance policy with respect to the Hilton Washington DC Property is maintained.

      The Hilton Washington DC Borrower is required to deposit monthly into a
FF&E reserve an amount equal to the excess of (1) the greater of (i) 3% of gross revenue (increasing to 4% following the end of the first operating year after the operating year in which the work described in the property improvement plan is completed); and (ii) the amount required to be reserved in respect of FF&E pursuant to the management agreement, over (2) the monthly amount then being deposited in the capital renewals account under the management agreement. The current monthly collection as shown in the "Loan Information" table above is
$228,283. The Hilton Washington DC Borrower will be entitled to reimbursement for eligible FF&E expenditures, capital improvements and the renovation work upon satisfaction of certain conditions set forth in the Hilton Washington DC
Loan documents.

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-27

      Prior to the Renovation Completion Date (as defined below), the interest reserve account will be funded from the cash management account (to the extent there are sufficient funds therein and after funding of certain other reserves)
pursuant to the cash management agreement. Subject to certain conditions set forth in the Hilton Washington DC Loan documents, from September 1, 2007, through and including the Renovation Completion Date, if (i) the balance in the interest reserve account is less than or equal to $5 million and (ii) there is an Interest Reserve Shortfall (as defined below), then the Hilton Washington DC
Borrower will promptly deposit the Interest Reserve Shortfall Amount (as defined below) into the interest reserve account. If the sum of all amounts previously deposited into the interest reserve account has not yet exceeded $6,200,000, the
Hilton Washington DC Borrower will fund 25% of each Interest Reserve Shortfall
Amount and the holders of the B Floating Rate Note, C-1 Floating Rate Note, C-2
Floating Rate Note and C-3 Floating Rate Note (such holders, the "Junior
Holders") will either (a) on June 5, 2010, advance the remaining 75% of the
Interest Reserve Shortfall Amount into the interest reserve account (provided that the Junior Holders will in no event be required to advance more than the lesser of (i) the maximum principal amount of their respective subordinate notes or (ii) $4,650,000 in the aggregate into the interest reserve account), or (b)
after June 5, 2010, transfer the remaining 75% of the Interest Reserve Shortfall
Amount from the additional interest reserve account into the interest reserve account. If the amount of all sums previously deposited by the Hilton Washington
DC Borrower and Junior Holders into the interest reserve account is $6,200,000 or more, Hilton Washington DC Borrower will be obligated to deposit 100% of any additional Interest Reserve Shortfall Amount into the interest reserve account.
Prior to the Renovation Completion Date, interest payments will be funded from the interest reserve account.

      "Renovation Completion Date" means the date on which the lender determines in its reasonable discretion that both (a) the completion of the renovation work has occurred and (b) the Hilton Washington DC Property has achieved a DSCR of at least 1.15x (based on the Hilton Washington DC Loan Group).

      "Interest Reserve Shortfall" means the lender's determination that there is an amount (the "Interest Reserve Shortfall Amount") equal to the excess of
(A) debt service from the date of calculation until the first date that the lender reasonably estimates the Hilton Washington DC Property will achieve and thereafter maintain a DSCR of at least 1.00x (based on the then current principal balance of the Hilton Washington DC Loan Group and amounts expected to be advanced by the Junior Holders), over (B) the sum of (i) the balance of the interest reserve account plus (ii) forecasted net cash flow until the first date that the lender reasonably estimates the Hilton Washington DC Property will achieve and thereafter maintain a DSCR of at least 1.0x for a trailing one month period.

      If the Hilton Washington DC Borrower has not met the conditions set forth in the Hilton Washington DC Loan documents for the final advances by the Junior
Holders by June 5, 2010, and there remain any sums un-advanced by the Junior
Holders, such remaining amount of the B Floating Rate Note, the C-1 Floating
Rate Note, the C-2 Floating Rate Note and the C-3 Floating Rate Note combined will be funded into the cap-ex reserve account and the additional interest reserve account. The portion of such amount funded into the additional interest reserve account will be the excess of (x) $4,650,000 over (y) the sum of all amounts previously funded by the Junior Holders into the interest reserve account.

      After a Trigger Event (as defined below) other than an event of default under the Hilton Washington DC Loan, all amounts on deposit in the cash management account (after payment of debt service and certain other reserves), will be deposited into the cash collateral reserve account. As more particularly set forth in the Hilton Washington DC Loan documents, amounts on deposit in the cash collateral reserve account may be used by the Junior Holders to prepay their subordinate notes.

      "Trigger Event" means the occurrence of any of the following: (1) an event of default under the Hilton Washington DC Loan, (2) if completion of the renovation, as reasonably determined by the lender, has not occurred on or prior to December 5, 2010; provided, however, that if the lender determines that certain conditions have been met, then the lender will, in the lender's reasonable discretion, extend the deadline for purposes of this definition to
June 5, 2011, or (3) anytime after June 5, 2011 that the Hilton Washington DC
Property fails to maintain a DSCR of 1.21x (based on the Hilton Washington DC
Loan Group); provided, however, that the Hilton Washington DC Borrower may avoid this trigger by prepaying that portion of the Hilton Washington DC Loan (or delivering a letter of credit in the same amount) which, after giving effect to such prepayment would result in a DSCR greater than 1.21x.

      All security deposits under material leases will be held by the Hilton
Washington DC Borrower in accordance with the terms of the applicable lease. The
Hilton Washington DC Borrower will, upon the lender's request during the continuance of an event of default under the Hilton Washington DC Loan deliver to the lender such security deposits (and any interest theretofore earned thereon) to be held by the lender in the security deposit reserve account.

      LOCKBOX AND CASH MANAGEMENT. All gross revenues (including credit card receipts) from the Hilton Washington DC Property are remitted to the property manager's operating account. At present and so long as the property management agreement remains in effect, substantially all of the gross revenues are paid to and received by the property manager. The operating account is subject to the control of the lender, provided, however, the property manager has full access to the operating account and is the sole party authorized to access, withdraw, or transfer items from the operating account in accordance with the management agreement and manager's subordination and non-disturbance agreement. A hard lockbox is in place with respect to the Hilton Washington DC Loan into which the property manager is required to deposit all amounts due to the Hilton Washington
DC Borrower pursuant to the property management agreement. Prior to the
Renovation Completion Date and after the Renovation Completion Date, if a
Trigger Event has occurred and not been cured, funds in the lockbox will be swept on a daily basis to the lender's cash management account. After the

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                                      T-28

Renovation Completion Date and prior to a Trigger Event, funds in the lockbox will be available for withdrawal by the Hilton Washington DC Borrower. The lockbox will be in place until the Hilton Washington DC Loan has been paid in full.

      PROPERTY MANAGEMENT. The Hilton Washington DC Property is managed by
Hilton Hotels Corporation.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Hilton
Washington DC Mortgage also secures (i) the B Floating Rate Note with an original principal balance of $4,875,678, (ii) the C-1 Floating Rate Note with an original principal balance of $1,312,161, (iii) the C-2 Floating Rate Note with an original principal balance of $656,080.50 and (iv) the C-3 Floating Rate
Note with an original principal balance of $656,080.50. Only the A-Note is included in the trust. The combined aggregate original principal balance of the
A-Note, the B Floating Rate Note, the C-1 Floating Rate Note, the C-2 Floating
Rate Note and the C-3 Floating Rate Note is $222,500,000, which is subject to increase via subsequent fundings by Junior Holders to cover renovation expenditures in an amount equal to 75% of the Hilton Washington DC Borrower's incurred costs up to a maximum of $103,100,000 in subsequent fundings. The combined aggregate maximum principal balance of the A-Note, B Floating Rate
Note, the C-1 Floating Rate Note, the C-2 Floating Rate Note and the C-3
Floating Rate Note is $325,600,000. The Hilton Washington DC Loan Group matures on June 5, 2012. See table below for additional loan terms. The Junior Holders will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer under certain conditions, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see
"Description of the Mortgage Pool-Pari Passu, Subordinate and/or Other
Financing-Split Loan Structures-Hilton Washington DC Loan Group" in the
Prospectus Supplement. The B Floating Rate Note is currently held by The
Prudential Insurance Company of America. The C-1 Floating Rate Note is currently held by PMCF, while the C-2 Floating Rate Note and the C-3 Floating Rate Note
are currently held by Merrill Lynch Capital, a Division of Merrill Lynch
Business Financial Services Inc.

      The Junior Holders are permitted to transfer their notes and the related future funding obligations to qualified transferees that meet certain asset tests and that, in the case of a transfer of the funding obligation, have a rating of at least "A-" by S&P, and "A3" by Moody's.

      Upon the sale of any such notes to such a qualified transferee, neither
The Prudential Insurance Company of America, PMCF nor Merrill Lynch Capital, a
Division of Merrill Lynch Business Financial Services Inc., will have such obligation any longer.

------------------------------------------------------------------------------------------------------------------------------------
                                                                    MAXIMUM POTENTIAL
                 LOAN TYPE                     ORIGINAL BALANCE          BALANCE          AMORTIZATION          INTEREST RATE(1)
------------------------------------------------------------------------------------------------------------------------------------

Senior A-Note        A-Note                     $215,000,000.00      $215,000,000.00      Interest Only              5.779%
------------------------------------------------------------------------------------------------------------------------------------
Subordinate B-Note   B Floating Rate Note         $4,875,678.00       $71,900,000.00      Interest Only     One month LIBOR + 2.200%
------------------------------------------------------------------------------------------------------------------------------------
                     C-1 Floating Rate Note       $1,312,161.00       $19,350,000.00      Interest Only     One month LIBOR + 3.150%
                     ---------------------------------------------------------------------------------------------------------------
Subordinate C-Note   C-2 Floating Rate Note         $656,080.50        $9,675,000.00      Interest Only     One month LIBOR + 3.150%
                     ---------------------------------------------------------------------------------------------------------------
                     C-3 Floating Rate Note         $656,080.50        $9,675,000.00      Interest Only     One month LIBOR + 3.150%
------------------------------------------------------------------------------------------------------------------------------------
            TOTAL                               $222,500,000.00      $325,600,000.00
------------------------------------------------------------------------------------------------------------------------------------

(1)   The LIBOR component of the B Floating Rate Note and the C-1, C-2, C-3
      Floating Rate Notes is capped at 6.5% per annum, which rate cap is effective through May 5, 2012.

      The Hilton Washington DC Borrower may request the B Floating Rate Note, the C-1 Floating Rate Note, the C-2 Floating Rate Note and the C-3 Floating Rate
Note advances (but not more frequently than once per calendar month and not more than 36 disbursements), and the maximum aggregate principal amount of the proceeds advanced will not exceed the lesser of (x) (i) $67,024,322 for the B
Floating Rate Note, (ii) $18,037,839 for the C-1 Floating Rate Note, (iii)
$9,018,919 for the C-2 Floating Rate Note and (iv) $9,018,919 for the C-3
Floating Rate Note, as applicable, or (y) 75% of the actual total costs of the renovation work as set forth in the mortgage loan documents. Subsequent advances will be funded in accordance with the mortgage loan documents, and will be made pro-rata from each of the B Floating Rate Note, C-1 Floating Rate Note, C-2
Floating Rate Note and C-3 Floating Rate Note based on the then outstanding balances of the B Floating Rate Note, C-1 Floating Rate Note, C-2 Floating Rate
Note and C-3 Floating Rate Note. The final disbursements of the B Floating Rate
Note, the C-1 Floating Rate Note, the C-2 Floating Rate Note and the C-3
Floating Rate Note will in no event be later than June 5, 2010. In addition, the
Hilton Washington DC Loan Sponsor entered into a completion guaranty in favor of the lender.

      The obligation to fund any future advances required under the Hilton
Washington DC Loan will be the sole obligation of the related Junior Holder and neither the Trust (nor the Master Servicer, Special Servicers or Trustee) will be liable for making any future advances or for paying any fees, costs or expenses relating to such advances. Pursuant to the related A/B/C Co-Lender
Agreement, in the event that the Trust is named as a party to any litigation by the borrower with respect to any future funding obligation of any Junior Holder and it has been finally judicially determined in such litigation that such
Junior Holder has breached its future funding obligation, such Junior Holder will be required to indemnify the Trust against any and all losses and liabilities incurred by the Trust in connection with such litigation that would otherwise result in any losses, except to the extent that it is finally judicially determined that any such losses and liabilities resulted primarily from the bad faith or willful misconduct of the Trust, provided that such Junior
Holder will not be liable for (i)

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                                      T-29

any such losses and liabilities which arise out of or result from any failure by the Hilton Washington DC Borrower to make payments under the Hilton Washington
DC Loan or to otherwise perform its obligations under the Hilton Washington DC
Loan other than those losses that directly arise out of or result from a breach of a future funding obligation or (ii) for any indirect, special, incidental, consequential or punitive damages asserted by the Trust.

      In addition, the Hilton Washington DC Borrower is permitted to incur debt from the Hilton Washington DC Loan Sponsor (or any of the Hilton Washington DC
Borrower's direct or indirect owners), provided that such debt is unsecured, is expressly subordinate to the Hilton Washington DC Loan, is in an amount not to exceed $10,000,000, provides by its terms that such lender will not be entitled to receive any debt service payments after the occurrence and during the continuance of an event of default under the Hilton Washington DC Loan and is payable only out of, and to the extent of, net cash flow after debt service.
Furthermore, each member of the Hilton Washington DC Borrower is permitted to incur debt from the Hilton Washington DC Loan Sponsor (or any of the Hilton
Washington DC Borrower's direct or indirect owners), provided that such debt is unsecured, is expressly subordinate to the Hilton Washington DC Loan, is in an amount not to exceed $10,000,000, provides by its terms that such lender will not be entitled to receive any debt service payments after the occurrence and during the continuance of an event of default under the Hilton Washington DC
Loan and is only payable out of, and to the extent of, net cash flow after debt service. The permitted debt described in this paragraph, together with permitted capital leases and trade payables, may not exceed 4% of the then outstanding principal balance of the Hilton Washington DC Loan Group.

      RELEASE OF PARCELS. The Hilton Washington DC Borrower may obtain a release of approximately 1.98 acres of land and approximately 59,500 square feet of hotel space, consisting of approximately 14,500 square feet of existing guest rooms and the 45,000 square foot existing exhibit hall (the "Release Parcel"), provided the Hilton Washington DC Borrower satisfies certain conditions, including, but not limited to: (i) payment of an amount equal to the greater of
(a) the sum of $9,750,000 and the product of (x) $282,261 and (y) the anticipated net decrease in the number of hotel rooms at the Hilton Washington
DC Property after giving effect to both the release and the completion of the work or (b) if the Release Parcel is being sold other than to an affiliate of the borrower, 75% of the net sales price, after reasonable closing costs, of the
Release Parcel, (ii) satisfaction of the prepayment provisions of the loan documents, (iii) the anticipated net decrease in the number of hotel rooms at the property following the release and completion of the work will not exceed fifteen rooms, (iv) the Hilton Washington DC Borrower agrees to materially reconstruct the swimming pool, pool deck and exhibit hall at the Hilton
Washington DC Property within a reasonable time after the release, (v) the
Hilton Washington DC Borrower agrees to construct a new junior ballroom which may be at the Release Parcel so long as Hilton Washington DC Borrower's and lender's rights in such portion of the Release Parcel are satisfactory to lender and (vi) the lender receives an opinion of counsel regarding the continued
qualification of the trust fund as a REMIC.

      TERRORISM COVERAGE. The Hilton Washington DC Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that if the Terrorism Risk Insurance Act of
2002, as amended, is no longer in effect, the Hilton Washington DC Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium equal to $450,000 per annum.

      Certain additional information regarding the Hilton Washington DC Loan and the Hilton Washington DC Property is set forth on Appendix II hereto.

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                                      T-31

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                     MORTGAGE LOAN NO. 3 - 717 TEXAS AVENUE
--------------------------------------------------------------------------------

              [2 PHOTOS OF MORTGAGE LOAN NO. 3 - 717 TEXAS AVENUE]

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                                      T-32

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                     MORTGAGE LOAN NO. 3 - 717 TEXAS AVENUE
--------------------------------------------------------------------------------

                 [MAP OF MORTGAGE LOAN NO. 3 - 717 TEXAS AVENUE]

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                                      T-33

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - 717 TEXAS AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               PCF II

ORIGINAL BALANCE:                   $160,000,000

CUT-OFF DATE BALANCE:               $160,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 1, 2007

INTEREST RATE:                      6.345%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      July 1, 2017

EXPECTED MATURITY BALANCE:          $160,000,000

SPONSOR(S):                         Hines Interests Limited Partnership

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance or the payment of the greater of
                                    Yield Maintenance or 1% of the principal
                                    balance thereafter. Prepayable without a
                                    premium from and after April 1, 2017.

LOAN PER SF:                        $229.75

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   RE Tax(1):              Springing

                                    Insurance(1):           Springing

                                    TI/LC(1):               Springing

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  Urban

LOCATION:                           Houston, TX

YEAR BUILT/RENOVATED:               2003 / NAP

PERCENT LEASED(2):                  100.0%

SQUARE FOOTAGE:                     696,421

THE COLLATERAL:                     33-story office building

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Hines Interests Limited Partnership

3RD MOST RECENT NOI (AS OF):        NAP

2ND MOST RECENT NOI (AS OF):        $8,291,513  (2005)

MOST RECENT NOI (AS OF):            $11,833,371 (2006)

U/W NET OP. INCOME:                 $13,539,615

U/W NET CASH FLOW:                  $12,703,906

U/W OCCUPANCY:                      93.3%

APPRAISED VALUE:                    $235,500,000

CUT-OFF DATE LTV:                   67.9%

MATURITY DATE LTV:                  67.9%

DSCR:                               1.23x
--------------------------------------------------------------------------------

(1)   See "Escrow and Reserves" for specific details.

(2)   Percent Leased is based on the rent roll dated June 28, 2007.

THE 717 TEXAS AVENUE LOAN

      THE LOAN. The third largest loan (the "717 Texas Avenue Loan") as evidenced by the Promissory Note (the "717 Texas Avenue Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, and Security
Agreement (the "717 Texas Avenue Mortgage") encumbering the 696,421 square foot office building known as 717 Texas Avenue, located in Houston, Texas (the "717
Texas Avenue Property"). The 717 Texas Avenue Loan was originated on June 28,
2007 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is Block 59 Limited Partnership, a Texas limited partnership (the "717 Texas Avenue Borrower") that owns no material asset other than the 717 Texas Avenue Property and related interests. The 717
Texas Avenue Borrower is owned by Block 59 GP LLC (0.1%) and 717 Texas, LP
(99.9%). 717 Texas, LP is owned by Hines 717 Texas Associates LP (29.97%) and PL
Block 59 Partners, Ltd (69.93%).

      THE PROPERTY. The 717 Texas Avenue Property is located in Houston, Texas at the corner of Texas Avenue and Milam Street. The 717 Texas Avenue Property is
located in the northeast quadrant of the Houston CBD, within walking distance of
Minute Maid Park. The 717 Texas Avenue Property is located adjacent to Houston's
Theatre District, historic Market Square, and the Lancaster Hotel. I-10 and I-45
connect less than one mile away just north of the 717 Texas Avenue Property. The
717 Texas Avenue Property was constructed in 2003. It consists of a 696,421 square foot, 33-story office building and parking garage. The 717 Texas Avenue
Property is situated on approximately 1.1 acres and includes 900 parking spaces in a 10 level parking garage. Amenities at the 717 Texas Avenue Property

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                                      T-34

include manned security 24/7, proximity security card reader system, tunnel system access, video surveillance, and ground level retail and food service. The
717 Texas Avenue Property has earned LEED (Leadership In Energy and
Environmental Design) Certification.

      The following table presents certain information relating to the major tenants at the 717 Texas Avenue Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                       ANNUALIZED      % OF TOTAL       ANNUALIZED
                           CREDIT RATING                              UNDERWRITTEN     ANNUALIZED      UNDERWRITTEN
                              (FITCH/        TENANT                    BASE RENT      UNDERWRITTEN       BASE RENT        LEASE
      TENANT NAME         MOODY'S/S&P)(1)     NRSF      % OF NRSF         ($)           BASE RENT      ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Calpine Central, LP(2)        --/--/--       221,833        32%         $5,505,895         41%             $24.82       12/13/2013
Conoco Phillips Company       --/A1/A-       284,463        41%         $4,213,487         31%             $14.81       06/30/2015
Jones Day                     --/--/--        54,661         8%         $1,471,474         11%             $26.92       03/10/2019
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       560,957        81%        $11,190,856         83%             $19.95
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                 Various        135,271        19%         $2,288,551         17%             $16.92         Various
Vacant Space                    NAP              193         0%                 $0          0%              $0.00           NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       696,421       100%        $13,479,407        100%             $19.36
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The tenant is currently involved in a Chapter 11 bankruptcy proceeding.

--------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE

                    # OF      AVERAGE BASE     % OF TOTAL                     % OF TOTAL BASE      CUMULATIVE % OF
                   LEASES     RENT PER SF     SQUARE FEET    CUMULATIVE %     RENTAL REVENUES     TOTAL BASE RENTAL
      YEAR         ROLLING      ROLLING         ROLLING      OF SF ROLLING        ROLLING         REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------

     Vacant           1          $0.00              0%             0%                 0%                   0%
      2007            0          $0.00              0%             0%                 0%                   0%
      2008            0          $0.00              0%             0%                 0%                   0%
      2009            3         $14.81              2%             2%                 2%                   2%
      2010            1         $24.00              4%             6%                 5%                   7%
      2011            3         $13.04              2%             8%                 1%                   8%
      2012            1         $17.50              1%             9%                 1%                   9%
      2013            1         $24.82             32%            41%                41%                  49%
      2014            2         $14.01              6%            47%                 5%                  54%
      2015            5         $15.11             43%            90%                33%                  87%
      2016            1         $14.00              2%            92%                 2%                  89%
 2017 & Beyond        1         $26.92              8%           100%                11%                 100%
--------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the 717
Texas Avenue Borrower is required to deposit monthly into a reserve account 1/12 of the total annual amount of such insurance premiums and real estate taxes. In the event that the lease agreement in favor of Calpine Central, LP is disaffirmed in connection with Case No. 05-60200 BRL currently pending in the US
Bankruptcy Court in which Calpine Central, LP is the debtor, the borrower shall deposit with the lender in a TI/LC reserve all funds received in payment of any claim paid as a result of disaffirmance of the Calpine Lease. Additionally, in the event that the lease agreement with Burlington Resources Oil & Gas Company is terminated pursuant to its termination option or any other lease covering more than 139,825 square feet of net rentable area is terminated pursuant to a termination option, the borrower shall deposit with the lender in a TI/LC reserve any termination penalty monetary award or other compensation paid to the borrower in connection with such lease termination.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 717 Texas Avenue Loan.

      PROPERTY MANAGEMENT. The 717 Texas Avenue Property is managed by Hines
Interests Limited Partnership, which is an affiliate of the 717 Texas Avenue
Borrower. The property management agreement is subordinate to the 717 Texas
Avenue Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The 717 Texas Avenue
Borrower is permitted to obtain a mezzanine loan subject to the conditions set forth in the loan documents, including (i) immediately following the closing of such mezzanine loan, the aggregate balance of such mezzanine loan and the 717
Texas Avenue Loan will not result in a LTV ratio greater than 80.0%, (ii)
immediately following the closing of such mezzanine loan, the DSCR calculated on the basis of such mezzanine loan and the 717 Texas Avenue Loan will not be less than 1.00x, (iii) the mezzanine lender shall enter into an intercreditor agreement with the 717 Texas Avenue Lender and (iv) a written confirmation from the rating agencies that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the ratings assigned to the offered certificates.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

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                                      T-35

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. The 717 Texas Avenue Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by the 717 Texas Avenue Borrower does not exceed
$180,000 per year. If the cost of such insurance is greater than $180,000, the
717 Texas Avenue Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for $180,000.

      Certain additional information regarding the 717 Texas Avenue Loan and the
717 Texas Avenue Property is set forth on Appendix II hereto.

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                                      T-37

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                    MORTGAGE LOAN NO. 4 - U-HAUL PORTFOLIO 1
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             [4 PHOTOS OF MORTGAGE LOAN NO. 4 - U-HAUL PORTFOLIO 1]

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material.
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                                      T-38

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                    MORTGAGE LOAN NO. 4 - U-HAUL PORTFOLIO 1
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                [MAP OF MORTGAGE LOAN NO. 4 - U-HAUL PORTFOLIO 1]

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material.
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                                      T-39

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 4 - U-HAUL PORTFOLIO 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               MSMCH

ORIGINAL BALANCE:                   $95,670,000

CUT-OFF DATE BALANCE:               $95,593,189

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 1, 2007

INTEREST RATE:                      6.120%

AMORTIZATION:                       360 months

ARD:                                July 1, 2016

HYPERAMORTIZATION:                  After the ARD, the Interest Rate steps up to
                                    the greater of 8.120% and the then
                                    applicable treasury rate plus 2%. Additional
                                    payments to principal of excess cash flow
                                    will be required until the loan is paid in
                                    full.

MATURITY DATE:                      July 1, 2037

EXPECTED MATURITY BALANCE:          $83,456,001

SPONSOR(S):                         SAC Holding Corporation and Blackwater
                                    Investments, Inc.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium from and after April 1, 2016.

LOAN PER SF/UNIT:                   $94.98/$7,842.58

UP-FRONT RESERVES:                  RE Tax:                  $473,338

                                    Insurance:               $88,690

                                    Cap Ex:                  $75,382

                                    Environmental:           $169,375

                                    Deferred Maintenance:    $388,374

ONGOING RESERVES:                   RE Tax(1):               Springing

                                    Insurance(1):            Springing

                                    Cap Ex(1):               Springing

                                    Op Ex(1):                Springing

LOCKBOX:                            Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Portfolio of 18 assets

PROPERTY TYPE:                      Self Storage

PROPERTY SUB-TYPE:                  Self Storage

LOCATION:                           See table below

YEAR BUILT/RENOVATED:               See table below

PERCENT LEASED(2):                  88.0%

SQUARE FOOTAGE:                     1,006,447

UNITS:                              12,189

THE COLLATERAL:                     18 self-storage properties

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                U-Haul Co. local affiliates

3RD MOST RECENT NOI (AS OF):        $9,463,853  (T-12 03/31/2005)

2ND MOST RECENT NOI (AS OF):        $10,374,069 (T-12 03/31/2006)

MOST RECENT NOI (AS OF):            $10,445,937 (T-12 03/31/2007)

U/W NET OP. INCOME:                 $8,902,235

U/W NET CASH FLOW:                  $8,778,352

U/W OCCUPANCY:                      88.5%

APPRAISED VALUE:                    $131,450,000

CUT-OFF DATE LTV:                   72.7%

MATURITY DATE LTV:                  63.5%

DSCR:                               1.26x
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Based on the rent roll dated March 31, 2007.

THE U-HAUL PORTFOLIO 1 LOAN

      THE LOAN. The fourth largest loan (the "U-Haul Portfolio 1 Loan"), as evidenced by four Promissory Notes (collectively, the "U-Haul Portfolio 1 Note")
that are cross-defaulted and cross-collateralized, is secured by first priority fee Deeds of Trust (collectively, the "U-Haul Portfolio 1 Mortgage") encumbering
18 self-storage properties that total approximately 1,006,447 square feet
(12,189 units), located in Maryland, New Hampshire, Oregon, Texas, Virginia,
Louisiana, Missouri, Pennsylvania, Oklahoma, Ohio, Northern California, Southern
California and Florida (the "U-Haul Portfolio 1 Properties"). The U-Haul
Portfolio 1 Loan was originated on June 22, 2007 by or on behalf of Morgan
Stanley Mortgage Capital Holdings LLC.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-40

      THE BORROWER. The borrowers are four Nevada corporations, each of which owns no material assets other than its respective interest in the U-Haul
Portfolio 1 Properties (the "U-Haul Portfolio 1 Borrowers"). The U-Haul
Portfolio 1 Borrowers, as well as the fee owners of certain of the U-Haul
Portfolio 1 Properties who are also mortgagors under the related U-Haul
Portfolio Mortgage, are controlled by SAC Holding Corporation (owned by AMERCO)
and Blackwater Investments, Inc. (owned by Mark Shoen) (the "Sponsor").

      AMERCO is the holding company for AMERCO Real Estate Company, U-Haul
International, Republic Western Insurance and Oxford Life. The company operates in four segments: Moving and Storage Operations, Property and Casualty
Insurance, Life Insurance, and SAC Holdings.

      The SAC Holdings segment owns self-storage properties that are managed by
U-Haul under property management agreements and act as independent U-Haul rental equipment dealers. SAC Holding Corporation, and its primary subsidiary, SAC
Holding II, own self-storage properties that are managed by U-Haul and owned by
Mark V. Shoen, a significant shareholder of AMERCO and executive officer of
U-Haul. AMERCO, through its subsidiaries, has contractual interests in certain of SAC Holding Corporation's properties that entitle AMERCO to future income based on the financial performance of these properties.

      Blackwater Investments, Inc. was formed by Mark Shoen in 2004 to own all of the SAC entities and shares of AMERCO stock. In addition, Mark directly owns shares of AMERCO outside of Blackwater.

      U-Haul International rents trucks, trailers, and vehicle tow devices and sells packing supplies to do-it-yourself movers through approximately 14,000 independent dealers and about 1,450 company-owned centers in the US and Canada.
In addition, U-Haul is a leading operator of self-storage facilities since 1974.
It maintains more than 1,000 storage locations in the US and Canada, consisting of some 378,000 rooms with about 33 million sq. ft. of space. U-Haul's self-storage facility locations range in size up to 156,000 square feet of storage space, with individual storage units in sizes ranging from 15 square feet to over 400 square feet.

      THE PROPERTY. The U-Haul Portfolio 1 Properties are comprised of eighteen self storage properties that total approximately 1,006,447 square feet (12,189 units), located in Maryland, New Hampshire, Oregon, Texas, Virginia, Louisiana,
Missouri, Pennsylvania, Oklahoma, Ohio, Northern California, Southern California
and Florida. The U-Haul Portfolio 1 Properties were originally constructed between 1880 and 1996. The U-Haul Portfolio 1 Properties include approximately
884 parking spaces in total. See tables below for additional information about the U-Haul Portfolio 1 Properties:

--------------------------------------------------------------------------------------------------------

                                                               ALLOCATED                      OWNERSHIP
               PROPERTY                       LOCATION        LOAN AMOUNT    PROPERTY TYPE    INTEREST
--------------------------------------------------------------------------------------------------------

1A - 2421 Chillum Road                   Hyattsville, MD      $12,567,931     Self Storage       Fee
1A - 515 South Willow Street             Manchester, NH        $5,194,125     Self Storage       Fee
1A - 14225 SW Tualatin-Valley Highway    Beaverton, OR         $5,015,397     Self Storage       Fee
1A - 8710 Burnet Road                    Austin, TX            $2,525,579     Self Storage       Fee
1B - 6701 South Dixie Highway            South Miami, FL       $9,806,486     Self Storage       Fee
1B - 1015-25 South 12th Street           Philadelphia, PA      $6,237,305     Self Storage       Fee
1B - 1010 South Memorial Drive           Tulsa, OK             $3,414,395     Self Storage       Fee
1B - 6000 Clark Avenue                   Cleveland, OH         $3,284,520     Self Storage       Fee
1B - 1305 South I-45                     Conroe, TX            $2,010,084     Self Storage       Fee
1C - 6265 Scarlett Court                 Dublin, CA            $7,791,187     Self Storage       Fee
1C - 18160 Parthenia Street              Northridge, CA        $7,629,379     Self Storage       Fee
1C - 701 Blanding Boulevard              Orange Park, FL       $4,879,235     Self Storage       Fee
1C - 5140 South 103 East                 Tulsa, OK             $4,277,515     Self Storage       Fee
1D - 900 North Lombardy Street           Richmond, VA          $8,593,221     Self Storage       Fee
1D - 12215 LBJ Freeway                   Garland, TX           $3,590,057     Self Storage       Fee
1D - 4400 Franklin Boulevard             Eugene, OR            $3,555,226     Self Storage       Fee
1D - 2205 Hollywood Avenue               Shreveport, LA        $2,902,599     Self Storage       Fee
1D - 1530 Locust Street                  Kansas City, MO       $2,395,759     Self Storage       Fee
--------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                        $95,670,000
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                              YEAR
                                             BUILT/          PERCENT
               PROPERTY                     RENOVATED        LEASED     UNITS(1)     SQUARE FEET
-------------------------------------------------------------------------------------------------

1A - 2421 Chillum Road                      1961/NAP          93.8%       1046         83,855
1A - 515 South Willow Street                1940/NAP          77.8%        635         48,643
1A - 14225 SW Tualatin-Valley Highway       1988/NAP          96.2%        456         48,300
1A - 8710 Burnet Road                       1983/NAP          93.9%        373         37,010
1B - 6701 South Dixie Highway            1951/1970, 1998      93.9%        626         46,150
1B - 1015-25 South 12th Street              1913/1980         91.5%      1,348         93,191
1B - 1010 South Memorial Drive              1953/1975         89.3%        403         45,725
1B - 6000 Clark Avenue                      1949/NAP          84.2%      1,018         62,988
1B - 1305 South I-45                        1980/NAP          89.4%        357         37,425
1C - 6265 Scarlett Court                 1982, 1993/NAP       85.9%        671         61,075
1C - 18160 Parthenia Street                 1996/NAP          90.2%        577         44,569
1C - 701 Blanding Boulevard                 1995/NAP          92.8%        537         40,375
1C - 5140 South 103 East                    1975/1996         83.6%        618         52,450
1D - 900 North Lombardy Street              1880/NAP          87.1%      1,241         92,161
1D - 12215 LBJ Freeway                      1971/NAP          83.1%        675         64,270
1D - 4400 Franklin Boulevard                1980/NAP          88.3%        420         40,735
1D - 2205 Hollywood Avenue                  1960/1980         84.1%        698         62,297
1D - 1530 Locust Street                     1916/NAP          79.1%        490         45,228
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                        88.0%     12,189      1,006,447
-------------------------------------------------------------------------------------------------

(1)   Based on Unit Mix Reports provided by U-Haul as of 7/29/2007. Unit numbers are approximate and may fluctuate over time based on demand.

      ESCROWS AND RESERVES. At loan origination, the U-Haul Portfolio 1
Borrowers have deposited an amount equal to $473,338 into the Real Estate Tax reserve, $88,690 into the Insurance reserve and $388,374 into the Deferred
Maintenance reserve. Following a trigger event or if the escrow falls below cap, the U-Haul Portfolio 1 Borrowers are required to escrow monthly 1/12 of annual real estate taxes and insurance premiums.

      Moreover, upon the occurrence of a Cash Sweep Trigger Event (set forth below), the U-Haul Portfolio 1 Borrowers will be required to deposit monthly an amount equal to the sum of the following amounts: (i) any operating expenses approved by the mortgagee in excess of the tax and insurance reserves set forth above into the Operating and Maintenance Expense Sub-Account ("OpEx") reserve,
(ii) any additional capital expenditure expenses approved by the mortgagee into the CapEx reserve and (iii) so long as the amount in the CapEx reserve is less than the amount initially deposited in such reserve, an amount equal to $75,382 into the CapEx reserve. Additionally, the U-

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-41

Haul Portfolio 1 Borrowers are required, if the U-Haul Portfolio 1 Loan is not repaid on the ARD, or in the event of default, to deposit monthly all excess cash flow into the Excess Cash Flow reserve.

      LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the U-Haul Portfolio 1 Loan. The lockbox will be in place until the U-Haul
Portfolio 1 Loan has been paid in full. Upon the occurrence of any of the following triggering events (a "Cash Sweep Trigger Event"): (i) an event of default, (ii) the U-Haul Portfolio 1 Loan is not repaid on the ARD or (iii) the
DSCR for the preceding twelve-month period falls below 1.15x, the rents collected by the property manager and held in the lockbox will automatically be transferred daily to the cash management account controlled solely by the lender
(rather than to the borrower account).

      PROPERTY MANAGEMENT. Each of the U-Haul Portfolio 1 Properties is managed by a local affiliate of U-Haul Co. The management agreements are subordinate to the U-Haul Portfolio 1 Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Provided no event of default exists, the U-Haul
Portfolio 1 Borrowers may obtain a release of one or more U-Haul Portfolio 1
Properties by partial defeasance subject to the satisfaction of certain conditions, including, but not limited to: (i) after giving effect to the proposed release, the DSCR with respect to the remaining U-Haul Portfolio 1
Properties would be greater than the greater of (a) the DSCR with respect to the
U-Haul Portfolio 1 Properties immediately prior to the proposed release or (b)
1.26x, (ii) after giving effect to the proposed release, the LTV with respect to the remaining U-Haul Portfolio 1 Properties would be no greater than the lesser of (a) 72.80% or (b) the LTV immediately prior to such release and (iii) the
U-Haul Portfolio 1 Borrowers have obtained a written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

      PROPERTY SUBSTITUTION. Provided no event of default exists, after the permitted defeasance date, and only once during the term of the U-Haul Portfolio
1 Loan, each U-Haul Portfolio 1 Borrower may obtain a release of any of the applicable U-Haul Portfolio 1 Properties by substituting one or more other properties of like or better kind and quality in place of a released property, subject to the satisfaction of certain conditions, including, but not limited to: (i) the properties to be substituted do not comprise more than 30% of the original principal balance of the U-Haul Portfolio 1 Loan, (ii) after the proposed substitution, the LTV with respect to the remaining U-Haul Portfolio 1
Properties would be no greater than the lesser of (a) 72.8% and (b) the LTV with respect to the remaining U-Haul Portfolio 1 Properties immediately prior to the date of the proposed substitution, (iii) during the twelve full calendar months immediately preceding the proposed substitution, the DSCR with respect to the remaining U-Haul Portfolio 1 Properties would be equal to or greater than the greater of (a) 1.26x and (b) the DSCR in respect of the U-Haul Portfolio 1
Properties (including the property to be substituted) for the twelve full months immediately preceding the substitution, (iv) the DSCR for the twelve months immediately preceding the substitution with respect to the proposed substitute property would be equal to or greater than the DSCR for the twelve months immediately preceding the proposed substitution with respect to the property to be substituted and (v) the applicable U-Haul Portfolio 1 Borrower has obtained a written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution.

      In addition, each U-Haul Portfolio 1 Borrower may acquire an additional property or properties adjacent to or within the same submarket, which additional property or properties will be subject to the lien of the U-Haul
Portfolio 1 Mortgage, subject to certain conditions, including, but not limited to: (i) the LTV after the acquisition of such additional property would be no greater than the LTV as of the loan origination, (ii) the DSCR after the acquisition of such additional property would be equal to or greater than the greater of (x) the DSCR immediately prior to such acquisition and (y) the DSCR as of the loan origination and (iii) if required by the lender, a written confirmation is obtained from the rating agencies that the ratings assigned to the certificates will not be qualified, downgraded or withdrawn as a result of such acquisition.

      TERRORISM COVERAGE. Each U-Haul Portfolio 1 Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism covering 100% of the insurable replacement value of the applicable U-Haul Portfolio 1 Properties.

      Certain additional information regarding the U-Haul Portfolio 1 Loan and the U-Haul Portfolio 1 Properties is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-42

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Please refer to important information and qualifications at the end of this
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                                      T-43

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 5 - ROYAL CENTRE
--------------------------------------------------------------------------------

                [4 PHOTOS OF MORTGAGE LOAN NO. 5 - ROYAL CENTRE]

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-44

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 5 - ROYAL CENTRE
--------------------------------------------------------------------------------

                   [MAP OF MORTGAGE LOAN NO. 5 - ROYAL CENTRE]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-45

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 5 - ROYAL CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               PCF II

ORIGINAL BALANCE:                   $77,000,000

CUT-OFF DATE BALANCE:               $77,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Acquisition

FIRST PAYMENT DATE:                 July 1, 2007

INTEREST RATE:                      5.770%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      June 1, 2017

EXPECTED MATURITY BALANCE:          $77,000,000

SPONSOR(S):                         CH Realty Investors IV, L.P.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Open to prepayment with the greater of Yield
                                    Maintenance or 1% of principal balance for
                                    the first 108 payments then prepayment with
                                    the greater of Yield Maintenance or 0.5% of
                                    principal balance thereafter. Additionally,
                                    2 years after the REMIC "start-up" day, U.S.
                                    Treasury defeasance is allowed. Prepayable
                                    without a premium from and after May 1,
                                    2017.

LOAN PER SF:                        $123.58

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   RE Tax(2):          Springing

                                    Insurance(2):       Springing

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  Suburban

LOCATION:                           Alpharetta, GA

YEAR BUILT/RENOVATED:               1998, 2000 / NAP

PERCENT LEASED(1):                  92.7%

SQUARE FOOTAGE:                     623,060

THE COLLATERAL:                     Three Class A mid-rise office buildings that
                                    are a part of the Royal Centre office park.

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                CB Richard Ellis, Inc.

3RD MOST RECENT NOI (AS OF):        $6,049,866 (2004)

2ND MOST RECENT NOI (AS OF):        $5,791,220 (2005)

MOST RECENT NOI (AS OF):            $5,235,348 (2006)

U/W NET OP. INCOME:                 $7,014,368

U/W NET CASH FLOW:                  $6,266,697

U/W OCCUPANCY:                      90.0%

APPRAISED VALUE:                    $103,100,000

CUT-OFF DATE LTV:                   74.7%

MATURITY DATE LTV:                  74.7%

DSCR:                               1.39x
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated May 16, 2007.

(2)   See "Escrow and Reserves" for specific details.

THE ROYAL CENTRE LOAN

      THE LOAN. The fifth largest loan (the "Royal Centre Loan") as evidenced by the Promissory Note (the "Royal Centre Note") is secured by a first priority fee
Deed of Trust, Assignment of Leases and Rents, and Security Agreement (the
"Royal Centre Mortgage") encumbering 623,060 square feet of three office buildings known as Royal Centre, located in Alpharetta, Georgia (the "Royal
Centre Property"). The Royal Centre Loan was originated on May 16, 2007 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is CH Realty IV/Royal Centre, L.L.C., a
Delaware limited liability company (the "Royal Centre Borrower") that owns no material asset other than the Royal Centre Property and related interests. The
Royal Centre Borrower is 100% owned by CH Realty Investors IV, L.P., which is an affiliate of Crow Holdings.

      THE PROPERTY. The Royal Centre Property is located in Alpharetta, Georgia, at 11575, 11475, and 11700 Great Oaks Way, south of Old Milton Parkway and east of Georgia Highway 400. The Royal Centre Property is located in the Royal Centre
Office Park development which is 27 miles north of downtown Atlanta. The North
Point Mall is located less than two miles south of the Royal Centre Property.
North Point Mall is a 1.5 million square foot regional mall anchored by
Dillard's, Macy's, Parisian, JC Penney, and Sears. The Royal Centre Property was
originally constructed in 1998 and 2000. It consists of 623,060 square feet contained in three buildings. One building contains 150,643 square feet in three stories, another building contains 168,530 square feet in four stories, and the third building contains 303,887

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-46

square feet in six stories. The Royal Centre Property is situated on approximately 37.6 acres and includes 3,321 parking spaces. Onsite amenities include a full service cafe, ATM, onsite walking trail, and security and camera monitoring with card key access.

      The following table presents certain information relating to the major tenants at the Royal Centre Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                     (FITCH/       TENANT                 UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
          TENANT NAME             MOODY'S/S&P)(1)   NRSF      % OF NRSF   BASE RENT ($)    BASE RENT    ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Infinity Insurance Company         BBB/Baa3/BBB    234,540       38%       $5,178,292         45%          $22.08       08/31/2010
Textron Financial Corporation        --/A3/A-       72,940       12%       $1,525,772         13%          $20.92       12/31/2011
MCI Communications Services, Inc     --/--/--       68,637       11%       $1,263,013         11%          $18.40       05/31/2008
Fireman's Fund Insurance Company     --/--/--       56,895        9%       $1,055,402          9%          $18.55       03/31/2016
VeriFone, Inc.                       --/--/--       38,117        6%         $714,694          6%          $18.75       07/31/2014
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             471,129       76%       $9,737,173         84%          $20.67
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                        Various       106,287       17%       $1,849,654         16%          $17.40        Various
Vacant Space                           NAP          45,644        7%               $0          0%           $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             623,060      100%      $11,586,827        100%          $18.60
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE

                    # OF     AVERAGE BASE    % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF TOTAL
                   LEASES    RENT PER SF    SQUARE FEET    CUMULATIVE %    RENTAL REVENUES     BASE RENTAL REVENUES
      YEAR         ROLLING     ROLLING        ROLLING      OF SF ROLLING       ROLLING               ROLLING
--------------------------------------------------------------------------------------------------------------------

     Vacant           4          $0.00            7%             7%                0%                    0%
      2007            0          $0.00            0%             7%                0%                    0%
      2008            2         $18.37           11%            19%               11%                   11%
      2009            2         $15.44            2%            21%                1%                   13%
      2010            3         $21.93           39%            60%               46%                   59%
      2011            4         $21.08           12%            72%               13%                   73%
      2012            7         $17.68           13%            84%               12%                   85%
      2013            0          $0.00            0%            84%                0%                   85%
      2014            1         $18.75            6%            91%                6%                   91%
      2015            0          $0.00            0%            91%                0%                   91%
      2016            2         $18.55            9%           100%                9%                  100%
 2017 & Beyond        2          $0.00            0%           100%                0%                  100%
--------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the
Royal Centre Borrower is required to deposit monthly into this reserve account
1/12 of the total annual amount of such insurance premiums and real estate taxes.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Royal Centre Loan.

      PROPERTY MANAGEMENT. The Royal Centre Property is managed by CB Richard
Ellis, Inc. The property management agreement is subordinate to the Royal Centre
Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Royal Centre Borrower may obtain a release of one of the three buildings by making a partial prepayment of the loan in an amount equal to $21,711,348, subject to the satisfaction of certain conditions including but not limited to (i) no event of default has occurred, (ii) LTV ratio will be equal to or less than 79.0% after the release, (iii) the DSCR ratio will be equal to or greater than 1.35x after the release and (iv) a written confirmation from the rating agencies that such a release would not result in a downgrade, withdrawal or qualification of the then current ratings assigned to any class of certificates.

      TERRORISM COVERAGE. The Royal Centre Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by the Royal Centre Borrower does not exceed twice the current annual premium. If the cost of such insurance is greater than twice the current

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-47

annual premium, the Royal Centre Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for twice the amount of the current annual premium.

      Certain additional information regarding the Royal Centre Loan and the
Royal Centre Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-48

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                                      T-49

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - U-HAUL PORTFOLIO 2
--------------------------------------------------------------------------------

             [2 PHOTOS OF MORTGAGE LOAN NO. 6 - U-HAUL PORTFOLIO 2]

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-50

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - U-HAUL PORTFOLIO 2
--------------------------------------------------------------------------------

                [MAP OF MORTGAGE LOAN NO. 6 - U-HAUL PORTFOLIO 2]

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-51

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - U-HAUL PORTFOLIO 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               MSMCH

ORIGINAL BALANCE:                   $67,910,000

CUT-OFF DATE BALANCE:               $67,850,556

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 1, 2007

INTEREST RATE:                      5.790%

AMORTIZATION:                       360 months

ARD:                                July 1, 2017

HYPERAMORTIZATION:                  After the ARD, the Interest Rate steps up to
                                    the greater of 7.790% and the then
                                    applicable treasury rate plus 2%. Additional
                                    payments to principal of excess cash flow
                                    will be required until the loan is paid in
                                    full.

MATURITY DATE:                      July 1, 2037

EXPECTED MATURITY BALANCE:          $57,371,377

SPONSOR(S):                         SAC Holding Corporation and Blackwater
                                    Investments, Inc.

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium from and after April 1, 2017.

LOAN PER SF/UNIT:                   $72.71/$6,998.51

UP-FRONT RESERVES:                  RE Tax:                  $277,976

                                    Insurance:               $79,419

                                    Deferred Maintenance:    $988,657

                                    CapEx:                   $69,996

                                    Environmental:           $18,946

ONGOING RESERVES:                   RE Tax(1):               Springing

                                    Insurance(1):            Springing

                                    Cap Ex(1):               Springing

                                    Op Ex (1):               Springing

LOCKBOX:                            Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Portfolio of 19 assets

PROPERTIES TYPE:                    Self Storage

PROPERTIES SUB-TYPE:                Self Storage

LOCATION:                           See table below

YEAR BUILT/RENOVATED:               See table below

PERCENT LEASED(2):                  84.8%

SQUARE FOOTAGE:                     933,178

UNITS:                              9,695

THE COLLATERAL:                     19 self-storage properties

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                U-Haul Co. local affiliates

3RD MOST RECENT NOI (AS OF):        $5,870,309 (T-12 03/31/2005)

2ND MOST RECENT NOI (AS OF):        $6,060,404 (T-12 03/31/2006)

MOST RECENT NOI (AS OF):            $7,009,337 (T-12 03/31/2007)

U/W NET OP. INCOME:                 $5,935,493

U/W NET CASH FLOW:                  $6,050,666

U/W OCCUPANCY:                      83.0%

APPRAISED VALUE:                    $90,070,000

CUT-OFF DATE LTV:                   75.3%

MATURITY DATE LTV:                  63.7%

DSCR:                               1.24x
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Based on the rent roll dated March 31, 2007.

THE U-HAUL PORTFOLIO 2 LOAN

      THE LOAN. The sixth largest loan (the "U-Haul Portfolio 2 Loan") as evidenced by a Promissory Note is secured by first priority fee Deeds of Trust
(collectively, the "U-Haul Portfolio 2 Mortgage") encumbering nineteen self storage properties that total approximately 933,178 square feet (9,695 units), located in Southern California, Pennsylvania, Virginia, Louisiana, Maryland,
Georgia, Arizona, Arkansas, South Carolina and North Carolina (the "U-Haul
Portfolio 2 Properties"). The U-Haul Portfolio 2 Loan was originated on June 22,
2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrowers are Eleven SAC Self-Storage Corporation, a
Nevada corporation, and Eleven SAC Self-Storage 882092, LLC, a Delaware limited liability company, which own no material assets other than their interest in the
U-Haul Portfolio 2

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-52

Properties (the "U-Haul Portfolio 2 Borrower"). The U-Haul Portfolio 2 Borrower,
as well as the fee owner of certain of the U-Haul Portfolio 2 Properties which is also the mortgagor under the U-Haul Portfolio 2 Mortgage, are controlled by
SAC Holding Corporation (owned by AMERCO) and Blackwater Investments, Inc.
(owned by Mark Shoen) (the "Sponsor").

      AMERCO is the holding company for AMERCO Real Estate Company, U-Haul
International, Republic Western Insurance and Oxford Life. The company operates in four segments: Moving and Storage Operations, Property and Casualty
Insurance, Life Insurance, and SAC Holdings.

      The SAC Holdings segment owns self-storage properties that are managed by
U-Haul under property management agreements and act as independent U-Haul rental equipment dealers. SAC Holding Corporation, and its primary subsidiary, SAC
Holding II, own self-storage properties that are managed by U-Haul and owned by
Mark V. Shoen, a significant shareholder of AMERCO and executive officer of
U-Haul. AMERCO, through its subsidiaries, has contractual interests in certain of SAC Holding Corporation's properties that entitle AMERCO to future income based on the financial performance of these properties.

      Blackwater Investments, Inc. was formed by Mark Shoen in 2004 to own all of the SAC entities and shares of AMERCO stock. In addition, Mark directly owns shares of AMERCO outside of Blackwater.

      U-Haul International rents trucks, trailers, and vehicle tow devices and sells packing supplies to do-it-yourself movers through approximately 14,000 independent dealers and about 1,450 company-owned centers in the US and Canada.
In addition, U-Haul is a leading operator of self-storage facilities since 1974.
It maintains more than 1,000 storage locations in the US and Canada, consisting of some 378,000 rooms with about 33 million sq. ft. of space. U-Haul's self-storage facility locations range in size up to 156,000 square feet of storage space, with individual storage units in sizes ranging from 15 square feet to over 400 square feet.

      THE PROPERTY. The U-Haul Portfolio 2 Properties are comprised of 19 self storage properties that total approximately 933,178 square feet (9,695 units), located in Southern California, Pennsylvania, Virginia, Louisiana, Maryland,
Georgia, Arizona, Arkansas, South Carolina and North Carolina. The U-Haul
Portfolio 2 Properties were originally constructed between 1946 and 1996. The
U-Haul Portfolio 2 Properties include 264 parking spaces in total. See tables below for additional information about the U-Haul Portfolio 2 Properties:

-----------------------------------------------------------------------------------------------

                                                     ALLOCATED                       OWNERSHIP
           PROPERTY                LOCATION         LOAN AMOUNT     PROPERTY TYPE    INTEREST
-----------------------------------------------------------------------------------------------

6175 Paseo Del Norte          Carlsbad, CA          $10,836,022     Self Storage        Fee
1600 Highland Avenue          Chester, PA            $5,695,748     Self Storage        Fee
2930 North Boulevard          Richmond, VA           $5,383,653     Self Storage        Fee
45715 Old Ox Road             Sterling, VA           $5,122,163     Self Storage        Fee
2828 Marietta Street          Kenner, LA             $5,071,557     Self Storage        Fee
351 East Belt Boulevard       Richmond, VA           $4,382,905     Self Storage        Fee
1480 Annapolis Road           Odenton, MD            $4,270,970     Self Storage        Fee
4540 Washington Road          College Park, GA       $2,886,886     Self Storage        Fee
12280 North 51st Avenue       Glendale, AZ           $2,874,204     Self Storage        Fee
8083 Elm Drive                Mechanicsville, VA     $2,769,850     Self Storage        Fee
2775 Foothill Boulevard       Rialto, CA             $2,709,997     Self Storage        Fee
1325 Holland Road             Suffolk, VA            $2,496,766     Self Storage        Fee
6224 Colonel Glenn Road       Little Rock, AR        $2,442,150     Self Storage        Fee
156 Jamil Road                Columbia, SC           $2,416,237     Self Storage        Fee
125 Decker Park Road          Columbia, SC           $2,098,662     Self Storage        Fee
7201 West Bank Expressway     Marrero, LA            $1,887,829     Self Storage        Fee
5604 South Kings Highway      Myrtle Beach, SC       $1,716,527     Self Storage        Fee
849 Highway 105 Bypass        Boone, NC              $1,521,467     Self Storage        Fee
5919 Financial Plaza          Shreveport, LA         $1,326,407     Self Storage        Fee
-----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              $67,910,000
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                    YEAR
                                   BUILT/       PERCENT                 SQUARE
           PROPERTY              RENOVATED      LEASED     UNITS(1)      FEET
-------------------------------------------------------------------------------

6175 Paseo Del Norte              1996/NAP       94.8%       998        74,040
1600 Highland Avenue              1989/NAP       93.7%       581        71,750
2930 North Boulevard              1946/NAP       88.4%       704        54,619
45715 Old Ox Road                 1987/NAP       85.4%       340        41,700
2828 Marietta Street              1990/NAP       59.2%       869        74,110
351 East Belt Boulevard           1988/NAP       82.8%       605        60,730
1480 Annapolis Road               1988/NAP       92.2%       481        40,840
4540 Washington Road              1986/NAP       88.8%       582        55,450
12280 North 51st Avenue           1980/NAP       95.7%       440        40,455
8083 Elm Drive                    1989/NAP       88.2%       336        35,500
2775 Foothill Boulevard           1988/NAP       85.5%       344        42,769
1325 Holland Road                 1988/NAP       93.6%       330        35,400
6224 Colonel Glenn Road           1980/NAP       78.8%       750        67,306
156 Jamil Road                    1988/NAP       87.9%       472        50,650
125 Decker Park Road              1986/NAP       79.5%       442        52,804
7201 West Bank Expressway         1985/NAP       96.3%       324        26,110
5604 South Kings Highway          1987/NAP       89.3%       356        32,660
849 Highway 105 Bypass            1985/NAP       70.3%       329        29,960
5919 Financial Plaza              1986/NAP       73.5%       412        46,325
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           84.8%     9,695       933,178
-------------------------------------------------------------------------------

(1)   Based on Unit Mix Reports provided by U-Haul as of 7/29/2007. Unit numbers are approximate and may fluctuate over time based on demand.

      ESCROWS AND RESERVES. At loan origination, the U-Haul Portfolio 2 Borrower has deposited an amount equal to $277,976 into the Real Estate Tax reserve,
$79,419 into the Insurance reserve and $988,657 into the Deferred Maintenance reserve. Following a trigger event or if the escrow falls below cap, the U-Haul
Portfolio 2 Borrower is required to escrow monthly 1/12 of annual real estate taxes and insurance premiums.

      Moreover, upon the occurrence of a Cash Sweep Trigger Event (set forth below), the U-Haul Portfolio 2 Borrower will be required to deposit monthly an amount equal to the sum of the following amounts: (i) any operating expenses approved by the mortgagee in excess of the tax and insurance reserves set forth above into the Operating and Maintenance Expense Sub-Account ("OpEx") reserve,
(ii) any additional capital expenditure expenses approved by the mortgagee into the CapEx reserve and (iii) so long as the amount in the CapEx reserve is less than the amount initially deposited in such reserve, an amount equal to $69,996 into the CapEx reserve. Additionally, the U-Haul Portfolio 2 Borrower is required, if the U-Haul Portfolio 2 Loan is not repaid on the ARD, or in the event of default, to deposit monthly into the Excess Cash Flow reserve all excess cash flow.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-53

      LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the U-Haul Portfolio 2 Loan. The lockbox will be in place until the U-Haul
Portfolio 2 Loan has been paid in full. Upon the occurrence of any of the following triggering events (a "Cash Sweep Trigger Event"): (i) an event of default, (ii) the U-Haul Portfolio 2 Loan is not repaid on the ARD or (iii) the
DSCR for the preceding twelve-month period falls below 1.15x, the rents collected by the property manager and held in the lockbox will automatically be transferred daily to the cash management account controlled solely by the lender
(rather than to the borrower account).

      PROPERTY MANAGEMENT. Each of the U-Haul Portfolio 2 Properties is managed by a local affiliate of U-Haul Co. The management agreements are subordinate to the U-Haul Portfolio 2 Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Provided no event of default exists, the U-Haul
Portfolio 2 Borrower may obtain a release of one or more U-Haul Portfolio 2
Properties by partial defeasance subject to the satisfaction of certain conditions, including, but not limited to: (i) after giving effect to the proposed release, the DSCR with respect to the remaining U-Haul Portfolio 2
Properties would be greater than the greater of (a) the DSCR with respect to the
U-Haul Portfolio 2 Properties immediately prior to the proposed release or (b)
1.26x, (ii) after giving effect to the proposed release, the LTV with respect to the remaining U-Haul Portfolio 2 Properties would be no greater than the lesser of (a) 75.1% or (b) the LTV immediately prior to such release, and (iii) the
U-Haul Portfolio 2 Borrower has obtained a written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such release.

      PROPERTY SUBSTITUTION. Provided no event of default exists, after the permitted defeasance date, once during the term of the U Haul Portfolio 2 Loan, the U-Haul Portfolio 2 Borrower may obtain a release of any of the U-Haul
Portfolio 2 Properties by substituting one or more other properties of like or better kind and quality in place of a released property, subject to the satisfaction of certain conditions, including, but not limited to: (i) the properties to be substituted do not comprise more than 30% of the original principal balance of the U-Haul Portfolio 2 Loan, (ii) after the proposed substitution, the LTV with respect to the remaining U-Haul Portfolio 2
Properties would be no greater than the lesser of (a) 75.10% and (b) the LTV with respect to the remaining U-Haul Portfolio 2 Properties immediately prior to the date of the proposed substitution, (iii) during the twelve full calendar months immediately preceding the proposed substitution, the DSCR with respect to the remaining U-Haul Portfolio 2 Properties would be equal to or greater than the greater of (a) 1.26x and (b) the DSCR in respect of the U-Haul Portfolio 2
Properties (including the property to be substituted) for the twelve full months immediately preceding the substitution, (iv) the DSCR for the twelve months immediately preceding the substitution with respect to the proposed substitute property would be equal to or greater than the DSCR for the twelve months immediately preceding the proposed substitution with respect to the property to be substituted and (v) the U-Haul Portfolio 2 Borrower has obtained a written confirmation from each of the rating agencies that the ratings of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution.

      In addition, the U-Haul Portfolio 2 Borrower may acquire an additional property or properties adjacent to or within the same submarket, which additional property or properties will be subject to the lien of the U-Haul
Portfolio 2 Mortgage, subject to certain conditions, including without limitation: (i) the LTV after the acquisition of such additional property would be no greater than the LTV as of the loan origination, (ii) the DSCR after the acquisition of such additional property is equal to or greater than the greater of (a) the DSCR immediately prior to such acquisition and (b) the DSCR as of the loan origination and (iii) if required by the lender, a written confirmation is obtained from the rating agencies that the ratings assigned to the certificates will not be qualified, downgraded or withdrawn as a result of such acquisition.

      TERRORISM COVERAGE. The U-Haul Portfolio 2 Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism covering 100% of the insurable replacement value of the
U-Haul Portfolio 2 Properties.

      Certain additional information regarding the U-Haul Portfolio 2 Loan and the U-Haul Portfolio 2 Properties is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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Please refer to important information and qualifications at the end of this material.
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                                      T-55

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - JACKSON PORTFOLIO
--------------------------------------------------------------------------------

              [6 PHOTOS OF MORTGAGE LOAN NO. 7 - JACKSON PORTFOLIO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-56

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - JACKSON PORTFOLIO
--------------------------------------------------------------------------------

                [MAP OF MORTGAGE LOAN NO. 7 - JACKSON PORTFOLIO]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-57

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - JACKSON PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               RBC

ORIGINAL BALANCE:                   $65,000,000

CUT-OFF DATE BALANCE:               $65,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Acquisition

FIRST PAYMENT DATE:                 July 1, 2007

INTEREST RATE:                      5.660%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      June 1, 2012

EXPECTED MATURITY BALANCE:          $65,000,000

SPONSOR(S):                         Mr. Peter Rosenbaum

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium from and after March 1, 2012.

LOAN PER UNIT:                      $71,982.28

UP-FRONT RESERVES:                  Deferred Maintenance: $21,250

                                    RE Tax:               $564,644

                                    Insurance:            $173,000

ONGOING RESERVES:                   RE Tax:               $56,464

                                    Insurance:            $14,416

                                    Cap Ex:               $16,263

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Portfolio of 5 Assets

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Garden

LOCATION:                           Jackson, TN

YEAR BUILT/RENOVATED:               1979,1996,1997, 2001/2006

PERCENT LEASED(1):                  93.0%

UNITS:                              903

THE COLLATERAL:                     Five garden style multi-family apartment
                                    complexes

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Brookside Management

3RD MOST RECENT NOI (AS OF):        NAP

2ND MOST RECENT NOI (AS OF):        NAP

MOST RECENT NOI (AS OF):            $5,241,293 (T-12 01/31/2007)

U/W NET OP. INCOME:                 $5,316,570

U/W NET CASH FLOW:                  $5,121,420

U/W OCCUPANCY:                      92.2%

APPRAISED VALUE:                    $81,200,000

CUT-OFF DATE LTV:                   80.0%

MATURITY DATE LTV:                  80.0%

DSCR:                               1.37x
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the underwritten rent roll dated March 7, 2007.

THE JACKSON PORTFOLIO LOAN

      THE LOAN. The seventh largest loan (the "Jackson Portfolio Loan") as evidenced by the Promissory Note (the "Jackson Portfolio Note") is secured by a first priority fee (Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing) (the "Jackson Portfolio Mortgage") encumbering a
903 unit five-property multi-family portfolio comprised of five assets known as
Camellia Trace, Northridge, Cherry Grove, Cedarwood, and Whispering Oaks located in Jackson, Tennessee (the "Jackson Portfolio Properties"). The Jackson
Portfolio Loan was originated on May 11, 2007 by or on behalf of Royal Bank of
Canada.

      THE BORROWER. The borrowers under the Jackson Portfolio are Camellia
Tennessee Holdings, LLC, Cedarwood Holdings, LLC, Cherry Grove Holdings, LLC,
Northridge Tennessee Holdings, LLC, and Whispering Oaks Realty Co., LLC, each of which is a Delaware limited liability company ("the Jackson Portfolio Borrower")
that own no material asset other than the subject property and related interests. The Jackson Portfolio Borrowers are controlled by Mr. Peter
Rosenbaum, the sponsor of the Jackson Portfolio Loan.

      THE PROPERTY. The Jackson Portfolio Properties are comprised of five properties, which include 903 residential units located in Jackson, Tennessee.
See table below for additional information about the Jackson Portfolio
Properties.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-58

----------------------------------------------------------------------------------------------------------------------
                                   ALLOCATED LOAN                     OWNERSHIP     YEAR BUILT/     PERCENT
    PROPERTY        LOCATION           AMOUNT        PROPERTY TYPE     INTEREST      RENOVATED       LEASED     UNITS
----------------------------------------------------------------------------------------------------------------------

Cherry Grove       Jackson, TN      $27,902,000       Multifamily        Fee         1997/NAP         91.1%      380
Camellia Trace     Jackson, TN      $15,760,000       Multifamily        Fee         2001/NAP         91.5%      212
Northridge         Jackson, TN      $11,250,000       Multifamily        Fee         1996/2006        99.4%      160
Cedarwood          Jackson, TN       $6,885,000       Multifamily        Fee         1979/NAP         91.0%      101
Whispering Oaks    Jackson, TN       $3,203,000       Multifamily        Fee         1997/2006        98.0%       50
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                      1 BR      JACKSON               2 BR                                3BR        JACKSON
                                      AVG.     CLASS A/B              AVG.      JACKSON CLASS             AVG.      CLASS A/B
                   TOTAL    1 BR    IN-PLACE   1BR MARKET   2 BR    IN-PLACE       A/B 2BR      3 BR    IN-PLACE   3BR MARKET
   PROPERTY        UNITS    UNITS     RENT       RENTS      UNITS     RENT       MARKET RENTS   UNITS     RENT        RENTS
------------------------------------------------------------------------------------------------------------------------------

Cherry Grove        380      68       $679     $435-$704     240      $779        $495-$829      72       $849      $560-$990
Camellia Trace      212      80(1)    $668     $435-$704      80      $802        $495-$829      52       $909      $560-$990
Northridge          160      48       $704     $435-$704      96      $792        $495-$829      16       $897      $560-$990
Cedarwood           101       0        NAP     $435-$704      62      $711        $495-$829      39       $783      $560-$990
Whispering Oaks      50       5       $599     $435-$704      36      $699        $495-$829       9       $799      $560-$990
------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 20 Loft Units.

      ESCROWS AND RESERVES. The Jackson Portfolio Borrower is required to escrow
1/12 of estimated annual real estate taxes and insurance premiums monthly. The
Jackson Portfolio Borrower is required to deposit $16,263 monthly into a capital expenditure reserve. An initial deposit of $21,250 was collected upfront for a deferred maintenance reserve.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Jackson Portfolio Properties are managed by
Brookside Management, which is not an affiliate of Mr. Peter Rosenbaum the
Loan's sponsor. The management agreement is subordinate to the Jackson Portfolio
Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Partial release is permitted with partial defeasance of the individual properties, with a release price of 125% of the allocated loan amount. Immediately following the release, the LTV must be less than or equal to
80% and the DSCR must be at least 1.25x. The Camellia Trace and Cherry Grove properties are not subject to the partial release and must remain as part of the collateral.

      TERRORISM COVERAGE. The Jackson Portfolio Borrower is required, in accordance with the related loan documents to maintain insurance against terrorism.

      Certain additional information regarding the Jackson Portfolio Loan and the Jackson Portfolio Properties is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-59

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 8 - METROPLEX
--------------------------------------------------------------------------------

                  [2 PHOTOS OF MORTGAGE LOAN NO. 8 - METROPLEX]

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-60

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 8 - METROPLEX
--------------------------------------------------------------------------------

                    [MAP OF MORTGAGE LOAN NO. 8 - METROPLEX]

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-61

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 8 - METROPLEX
--------------------------------------------------------------------------------

                    [MAP OF MORTGAGE LOAN NO. 8 - METROPLEX]

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-62

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 8 - METROPLEX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               RBC

ORIGINAL BALANCE:                   $48,000,000

CUT-OFF DATE BALANCE:               $48,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 1, 2007

INTEREST RATE:                      5.460%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      July 1, 2017

EXPECTED MATURITY BALANCE:          $48,000,000

SPONSOR(S):                         Alan C. Fox

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium from and after January 1, 2017.

LOAN PER SF:                        $226.70

UP-FRONT RESERVES:                  Earn out Reserve: $4,224,000 (LOC)

ONGOING RESERVES:                   RE Tax(1):        Springing

                                    Insurance(1):     Springing

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Unanchored

LOCATION:                           San Diego, CA

YEAR BUILT/RENOVATED:               1991-1992

PERCENT LEASED(2):                  87.7%

SQUARE FOOTAGE:                     211,734

THE COLLATERAL:                     Two, two-story retail buildings

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                ACF Property Management, Inc.

3RD MOST RECENT NOI (AS OF):        NAP

2ND MOST RECENT NOI (AS OF):        $2,826,822  (2005)

MOST RECENT NOI (AS OF):            $3,523,943  (2006)

U/W NET OP. INCOME:                 $3,589,857

U/W NET CASH FLOW:                  $3,423,152

U/W OCCUPANCY:                      87.7%

APPRAISED VALUE:                    $65,600,000

CUT-OFF DATE LTV:                   73.2%

MATURITY DATE LTV:                  73.2%

DSCR:                               1.29x
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Percent Leased is based on the underwritten rent roll dated July 9, 2007.

THE METROPLEX LOAN

      THE LOAN. The eighth largest loan (the "Metroplex Loan") as evidenced by the Promissory Note (the "Metroplex Note") is secured by a first priority fee
(Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture
Filing) (the "Metroplex Mortgage") encumbering the 211,734 square foot retail building known as Metroplex, located in San Diego, California (the "Metroplex
Property"). The Metroplex Loan was originated on June 4, 2007 by or on behalf of
Royal Bank of Canada.

      THE BORROWER. The borrower is Metroplex Shopping Center 05 A, L.P., a
California limited partnership (the "Metroplex Borrower") that owns no material asset other than the Metroplex Property and related interests. The Metroplex
Borrower is controlled by Alan C. Fox, the sponsor of the Metroplex Loan.

      THE PROPERTY. The Metroplex Property is located in San Diego, California at the intersection of Miramar and Carroll Road. The Metroplex Property was
originally constructed in 1991-1992. It consists of two, two-story in-line buildings totaling 211,734 square feet. The property configuration includes
68,266 square feet (32.24%) for office space, and 143,468 square feet (67.76%)
for retail space. The Metroplex Property is situated on approximately 8.92 acres and includes 688 parking spaces. The Metroplex Property is anchored by Treasures
Furniture, Inc. and New Horizons, Inc. Treasurers Furniture annualized YTD sales are $218/SF, indicating occupancy costs of 9.03%.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-63

      The following table presents certain information relating to the major tenants at the Metroplex Property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           % OF TOTAL     ANNUALIZED
                              CREDIT RATING                                ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 (FITCH/                                  UNDERWRITTEN    UNDERWRITTEN     BASE RENT      LEASE
      TENANT NAME            MOODY'S/S&P)(1)   TENANT NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Treasure's Furniture, Inc.       --/--/--        100,233          47%       $1,980,308          53%          $19.76     11/30/2013
New Horizons, Inc                --/--/--         18,937           9%         $432,322          12%          $22.83     06/30/2008
Scan Furniture                   --/--/--         17,045           8%         $347,718           9%          $20.40     07/31/2007
Koren Metro Flooring, Inc.       --/--/--         13,408           6%         $257,434           7%          $19.20     04/30/2014

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           149,623          71%       $3,017,906          80%          $20.17
-----------------------------------------------------------------------------------------------------------------------------------

Other Tenants                    Various          36,020          17%         $752,627          20%          $20.89      Various
Vacant Space                       NAP            26,091          12%               $0           0%           $0.00        NAP
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           211,734         100%       $3,770,534         100%        $20.31(2)
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Excludes vacant square footage.

----------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE

                   # OF     AVERAGE BASE    % OF TOTAL                    % OF TOTAL BASE      CUMULATIVE % OF
                  LEASES    RENT PER SF    SQUARE FEET    CUMULATIVE %    RENTAL REVENUES     TOTAL BASE RENTAL
      YEAR        ROLLING     ROLLING        ROLLING      OF SF ROLLING       ROLLING         REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------

     Vacant          2          $0.00           12%            12%               0%                    0%
      2007           1         $20.40            8%            20%               9%                    9%
      2008           3         $21.68           10%            30%              12%                   21%
      2009           0          $0.00            0%            30%               0%                   21%
      2010           2         $18.91            3%            33%               3%                   25%
      2011           1         $18.36            3%            37%               3%                   28%
      2012           1         $17.08            2%            39%               2%                   30%
      2013           1         $19.76           47%            86%              53%                   83%
      2014           2         $20.76           10%            97%              12%                   95%
      2015           0          $0.00            0%            97%               0%                   95%
      2016           0          $0.00            0%            97%               0%                   95%
 2017 & Beyond       1         $28.20            3%           100%               5%                  100%
----------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Upon event of default, the Metroplex Borrower is required to escrow 1/12 of estimated annual real estate taxes and insurance premiums monthly.

      At loan closing, the Metroplex Borrower posted a letter of credit in the total amount of $4,224,000 (collectively, the "Earnout Reserve"). Funds in the earnout reserve will be released to the Metroplex Borrower once they furnish to the lender a written disbursement request and upon satisfaction of certain conditions, including but not limited to, a DSCR equal to or greater than 1.20x and a maximum LTV of 80%.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Metroplex Property is managed by ACF Property
Management, Inc. which is an affiliate of Alan C. Fox the Loan's sponsor. The management agreement is subordinate to the Metroplex Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. The Metroplex Borrower is required, in accordance with the related loan documents to maintain insurance against terrorism.

      PERSONAL GUARANTEE. The sponsor of the Metroplex Loan has provided a personal guarantee up to a maximum of $7,000,000 against realized losses on the
Metroplex Loan. Such guarantee will be assigned by the mortgage loan seller to the MSCI 2007-IQ15 trust. In addition, the sponsor is personally liable to the lender with respect to the matters specifically set forth in "Risk Factors -- A
Large

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--------------------------------------------------------------------------------

                                      T-64

Concentration Of Retail Properties In The Mortgage Pool Will Subject Your
Investment To The Special Risks Of Retail Properties" in the Free Writing
Prospectus.

      Certain additional information regarding the Metroplex Loan and the
Metroplex Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
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material.
--------------------------------------------------------------------------------

                                      T-65

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - ONE INDIANA SQUARE
--------------------------------------------------------------------------------

             [4 PHOTOS OF MORTGAGE LOAN NO. 9 - ONE INDIANA SQUARE]

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--------------------------------------------------------------------------------

                                      T-66

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - ONE INDIANA SQUARE
--------------------------------------------------------------------------------

                [MAP OF MORTGAGE LOAN NO. 9 - ONE INDIANA SQUARE]

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

                                      T-67

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - ONE INDIANA SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               MSMCH

ORIGINAL BALANCE:                   $48,000,000

CUT-OFF DATE BALANCE:               $48,000,000

SHADOW RATING (FITCH/S&P):          NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 1, 2007

INTEREST RATE:                      5.770%

AMORTIZATION:                       Interest-only through July 1, 2009.
                                    Thereafter, principal and interest
                                    payments of $280,725.12 beginning August 1,
                                    2009 through the maturity date.

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      July 1, 2017

EXPECTED MATURITY BALANCE:          $42,396,374

SPONSOR(S):                         McKnight Realty Partners

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until 2 years after the REMIC
                                    "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium on or after January 1, 2017.

LOAN PER SF:                        $72.46

UP-FRONT RESERVES:                  TI/LC:                   $1,000,000

                                    Deferred Maintenance:    $17,500,000

                                    Deferred Maintenance:    $15,000,000 (LOC)

                                    Major Tenant TI/LC:      $2,000,000

ONGOING RESERVES:                   RE Tax:                  Springing(2)

                                    Insurance:               Springing(2)

                                    TI/LC:                   Springing(2)

                                    Cap Ex:                  $11,040/month(2)

                                    Construction             Springing(2)

                                    Management:

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Office

PROPERTY SUB-TYPE:                  Urban

LOCATION:                           Indianapolis, IN

YEAR BUILT/RENOVATED:               1970/1997-2005; 2007

PERCENT LEASED(1):                  68.5%

SQUARE FOOTAGE:                     662,416

THE COLLATERAL:                     A 36-story Class A office

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                McKnight Property Management, LLC

3RD MOST RECENT NOI (AS OF):        $4,704,532  (2005)

2ND MOST RECENT NOI (AS OF):        $4,696,475  (2006)

MOST RECENT NOI (AS OF):            $4,516,558  (T-12 03/31/2007)

U/W NET OP. INCOME:                 $4,889,097

U/W NET CASH FLOW:                  $4,094,198

U/W OCCUPANCY:                      73.5%

APPRAISED VALUE:                    $61,500,000

CUT-OFF DATE LTV:                   78.0%

MATURITY DATE LTV:                  68.9%

DSCR:                               1.46x

POST IO DSCR:                       1.22x
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated April 1, 2007.

(2)   See "Escrows and Reserves" for specific details.

THE ONE INDIANA SQUARE LOAN

      THE LOAN. The ninth largest loan (the "One Indiana Square Loan") as evidenced by the Promissory Note (the "One Indiana Square Note") is secured by a first priority fee Mortgage and Security Agreement (the "One Indiana Square
Mortgage") encumbering a 36-story Class A office building known as One Indiana
Square, located in Indianapolis, Indiana (the "One Indiana Square Property").
The One Indiana Square Loan was originated on June 15, 2007 by or on behalf of
Morgan Stanley Mortgage Capital Inc. (predecessor to Morgan Stanley Mortgage
Capital Holdings LLC).

      THE BORROWER. The borrower is One Indiana Square Associates LLC, an
Indiana limited liability company (the "One Indiana Square Borrower") that owns no material asset other than the One Indiana Square Property and related interests. The One Indiana Square Borrower is indirectly controlled by four individuals, three of whom are carve-out guarantors in respect of the One
Indiana Square Borrower and are officers of McKnight Realty Partners
("McKnight"), the sponsor of the One Indiana Square Loan. McKnight is a real estate

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material.
--------------------------------------------------------------------------------

                                      T-68

investment firm led by members of two well known Pittsburgh families. Beginning in 1999 with its acquisition of a prime 800,000 square-foot building in the core of the Pittsburgh commercial business district, McKnight has acquired and improved fourteen commercial properties in Pittsburgh, in addition to commercial properties in Indianapolis, Chicago, Columbus, Cincinnati and Dallas.

      THE PROPERTY. The One Indiana Square Property is located in Indianapolis,
Indiana, on the northeast corner of Ohio Street and Pennsylvania Street. The One
Indiana Square Property is a 36-story Class A office building, containing approximately 662,416 square feet. The One Indiana Square Property was constructed in 1970. The One Indiana Square Property is situated on approximately 2.27 acres and includes 905 parking spaces. On April 2, 2006, intense winds swept through the Indianapolis commercial business district, damaging the facade and curtain wall, as well as certain interior areas, on sixteen stories of the One Indiana Square Property. The cost to repair such damage is estimated by a third-party engineer to be approximately $11,750,000.
The One Indiana Square Borrower has submitted an insurance claim in respect of the damage and deposited $32,500,000 into the repair reserve (consisting of
$15,000,000 by letters of credit and $17,500,000 in cash) to completely reconstruct the building facade in addition to making the necessary repairs. Any insurance proceeds received by the One Indiana Square Borrower are required to be deposited into a repair reserve. The One Indiana Square Borrower's failure to repair the damage pursuant to the terms of One Indiana Square Mortgage would be an event of default thereunder. In addition, the non-recourse carveout guarantor has provided a completion guaranty of the repair work.

      The following table presents certain information relating to the major tenants at the One Indiana Square Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         ANNUALIZED
                                                                          ANNUALIZED     % OF TOTAL     UNDERWRITTEN
                            CREDIT RATING                                UNDERWRITTEN    ANNUALIZED       BASE RENT
                               (FITCH/                                    BASE RENT      UNDERWRITTEN      ($ PER         LEASE
      TENANT NAME          MOODY'S/S&P)(1)    TENANT NRSF   % OF NRSF        ($)          BASE RENT       NRSF)(2)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Regions Bank                   A+/A1/A          107,028        16%        $2,087,046         26%           $19.50      06/30/2011
Sommer & Barnard              --/--/--           81,879        12%        $1,702,951         21%           $21.50      01/31/2021
Krieg Devault et al           --/--/--           48,927         7%          $965,030         12%           $19.86      08/31/2010
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          237,834        36%        $4,755,027         59%           $20.25
------------------------------------------------------------------------------------------------------------------------------------

Other Tenants                    NAP            212,967        32%        $3,285,921         41%           $17.31        Various
Vacant Space                     NAP            211,615        32%                $0          0%            $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          662,416       100%        $8,040,948        100%           $18.93
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Annualized Underwritten Base Rent per NRSF excludes space to which no rent is attributed, such as storage, vault space, fitness center, meeting rooms, and tenants with free rent until February 2008.

      The following table presents certain information relating to the lease rollover at the One Indiana Square Property:

----------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE

                                                                                 % OF TOTAL
                                 AVERAGE BASE     % OF TOTAL     CUMULATIVE %   BASE RENTAL     CUMULATIVE % OF TOTAL
                  # OF LEASES    RENT PER SF     SQUARE FEET        OF SF        REVENUES       BASE RENTAL REVENUES
     YEAR           ROLLING       ROLLING(1)      ROLLING(2)      ROLLING(2)      ROLLING              ROLLING
----------------------------------------------------------------------------------------------------------------------

     Vacant            31           $0.00            33%             33%             0%                   0%
      MTM               2          $17.94             2%             35%             3%                   3%
      2007              4          $17.62             1%             35%             1%                   4%
      2008              2          $13.67             0%             36%             0%                   4%
      2009              6          $17.70             4%             40%             6%                  10%
      2010             11          $18.89            12%             52%            18%                  28%
      2011              4          $19.34            18%             70%            28%                  56%
      2012              5          $18.88             4%             74%             5%                  62%
      2013              6          $17.07             7%             81%            10%                  72%
      2014              3          $17.25             1%             82%             1%                  73%
      2015              2          $15.95             5%             87%             6%                  79%
      2016              0           $0.00             0%             87%             0%                  79%
 2017 & Beyond          5          $21.50            13%            100%            21%                 100%
----------------------------------------------------------------------------------------------------------------------

(1)   The Average Base Rent per SF Rolling excludes space to which no rent is attributed, such as storage, vault space, fitness center, meeting rooms, and rent from the tenant "Broadcast Services" who do not occupy any square footage, but pay $96,000 in rent.

(2)   The percentage of total square feet rolling and cumulative percentage of square feet rolling exclude 16,279 SF of space to which no rent or expiration date is attributed, such as storage vault space, fitness center, and meeting rooms.

      ESCROWS AND RESERVES. At loan closing, the One Indiana Square Borrower (i)
posted a letter of credit in the total amount of $15,000,000 (collectively, the
"Completion/Repair Letter of Credit") and deposited an amount equal to
$17,500,000 into a Required Repairs reserve and (ii) deposited (a) an amount equal to $2,000,000 for tenant improvement and leasing commission costs associated with the

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--------------------------------------------------------------------------------

                                      T-69

largest tenant's lease expiration on June 30, 2011 (the "Major Tenant TI/LC
Reserve") and (b) an amount equal to $1,000,000 as TI/LC reserve for the other spaces (the "Standard TI/LC Reserve"). Any insurance proceeds for the windstorm damage received by the One Indiana Square Borrower are also required to be deposited into the Required Repairs reserve. The Completion/Repair Letter of
Credit will be held until all exterior work is complete. The Major Tenant TI/LC
Reserve will be released upon the re-tenanting of the related space for a term that extends at least three years beyond the loan's maturity date. Moreover, if the TI/LC balance falls below the $1MM cap, the One Indiana Square Borrower is required to deposit (i) monthly into the Standard TI/LC Reserve an amount equal to $25,000 until the amount on deposit in such reserve equals $1,000,000 and
(ii) monthly into a Cap Ex Reserve in an amount equal to $11,040. Additionally, if an event of default has occurred and is continuing, the DSCR ceases to be equal to or greater than 1.10x or the lender does not receive proof that all taxes and insurance premiums have been paid at least thirty days prior to their respective due dates, the One Indiana Square Borrower will be required to deposit monthly into a Tax Reserve 1/12 of the taxes payable during the next ensuing 12 months and into an Insurance Reserve 1/12 of the insurance premiums payable for the renewal of the coverage upon the expiration thereof.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The One Indiana Square Property is managed by
McKnight Property Management, LLC, which is an affiliate of the One Indiana
Square Borrower. The management agreement is subordinate to the One Indiana
Square Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. The One Indiana Square Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is available at commercially reasonable rates as determined by the Mortgagee in its sole discretion.

      Certain additional information regarding the One Indiana Square Loan and the One Indiana Square Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-70

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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material.
--------------------------------------------------------------------------------

                                      T-71

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10 - 190 EAST 7TH STREET
--------------------------------------------------------------------------------

            [3 PHOTOS OF MORTGAGE LOAN NO. 10 - 190 EAST 7TH STREET]

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material.
--------------------------------------------------------------------------------

                                      T-72

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10 - 190 EAST 7TH STREET
--------------------------------------------------------------------------------

               [MAP OF MORTGAGE LOAN NO. 10 - 190 EAST 7TH STREET]

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-73

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10 - 190 EAST 7TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               PMCF

ORIGINAL BALANCE:                   $46,500,000

CUT-OFF DATE BALANCE:               $46,500,000

SHADOW RATING (FITCH/S&P):          NAP/NAP

LOAN PURPOSE:                       Refinance

FIRST PAYMENT DATE:                 August 5, 2007

INTEREST RATE:                      6.300%

AMORTIZATION:                       Interest Only

ARD:                                NAP

HYPERAMORTIZATION:                  NAP

MATURITY DATE:                      July 5, 2017

EXPECTED MATURITY BALANCE:          $46,500,000

SPONSOR(S):                         Paul Stallings

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Locked out until until 25 months after the
                                    REMIC "start-up" day, with U.S. Treasury
                                    defeasance thereafter. Prepayable without a
                                    premium from and after May 6, 2017.

LOAN PER UNIT:                      $375,000

UP-FRONT RESERVES:                  RE Tax(1):        $58,142

                                    Insurance(1):     $48,895

ONGOING RESERVES:                   RE Tax(1):        $58,142

                                    Insurance(1):     $8,149

                                    Cap Ex(1):        $2,780

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Low Rise

LOCATION:                           New York, NY

YEAR BUILT/RENOVATED:               1998 / N/A

PERCENT LEASED(2):                  100.0%

UNITS:                              124

THE COLLATERAL:                     A two building multifamily apartment complex

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                CLS Management, LLC.

3RD MOST RECENT NOI (AS OF):        $3,090,819  (2005)

2ND MOST RECENT NOI (AS OF):        $3,259,736  (2006)

MOST RECENT NOI (AS OF):            $3,381,821  (T-12 04/30/2007)

U/W NET OP. INCOME:                 $3,595,610

U/W NET CASH FLOW:                  $3,562,254

U/W OCCUPANCY:                      96.0%

APPRAISED VALUE:                    $77,200,000

CUT-OFF DATE LTV:                   60.2%

MATURITY DATE LTV:                  60.2%

DSCR:                               1.20x
--------------------------------------------------------------------------------

(1)   See "Escrows and Reserves" for specific details.

(2)   Percent Leased is based on the rent roll dated June 11, 2007.

THE 190 EAST 7TH STREET LOAN

      THE LOAN. The tenth largest loan (the "190 East 7th Street Loan") as evidenced by the Amended, Restated and Consolidated Promissory Note is secured by a first priority fee Amended, Restated and Consolidated Mortgage and Security
Agreement encumbering a 124-unit 2-building apartment complex known as 190 East
7th Street, located on approximately 0.57 acres in New York, New York (the "190
East 7th Street Property"). The 190 East 7th Street Loan was originated on June
11, 2007 by or on behalf of Prudential Mortgage Capital Funding, LLC.

      THE BORROWER. The borrower is P.S. 71 Associates, LLC, a New York limited liability company (the "190 East 7th Street Borrower") that owns no material asset other than the 190 East 7th Street Property and related interests. Paul
Stallings, the sponsor and sole guarantor of the 190 East 7th Street Loan, holds a 49.75% direct ownership interest in the 190 East 7th Street Borrower. Mr.
Stallings has been actively engaged in real estate development since 1979, and as of May 2007 owns and operates 11 residential rental buildings and a 110-room
NYC boutique hotel.

      THE PROPERTY. The 190 East 7th Street Property is located in New York, New
York, at 186 - 196 East 7th Street, in the East Village neighborhood of downtown
New York City. The 190 East 7th Street Property is located on a thru-block site with frontage on East 6th Street and East 7th Street between Avenues B and C.
The 190 East 7th Street Property was originally constructed in 1998.

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material.
--------------------------------------------------------------------------------

                                      T-74

----------------------------------------------------------------------------------------------------------
                                  PERCENT LEASED
                     NUMBER OF        (AS OF        AVERAGE SF    AVERAGE MONTHLY    AVERAGE MONTHLY RENT
      UNIT TYPE        UNITS       06/11//2007)      PER UNIT      RENT PER UNIT            PER SF
----------------------------------------------------------------------------------------------------------

Studio                   5             100.0%            488           $2,099               $4.30
1-Bedroom               22             100.0%            597           $2,696               $4.52
2-Bedroom               67             100.0%            717           $3,225               $4.50
3-Bedroom               25             100.0%          1,115           $4,477               $4.02
4-Bedroom                5             100.0%          1,443           $4,765               $3.30
----------------------------------------------------------------------------------------------------------
TOTAL                  124             100.0%            796           $3,400               $4.27
----------------------------------------------------------------------------------------------------------

      The above table is generally based on data provided by Metropolitan
Valuation Services.

      ESCROWS AND RESERVES. At loan origination, the 190 East 7th Street
Borrower deposited an amount equal to $58,142 into a real estate retax reserve and $48,895 into an insurance reserve. In addition, the 190 East 7th Street
Borrower is required to escrow 1/12 of annual real estate taxes and 1/12 of annual insurance premiums monthly. Lastly, the 190 East 7th Street Borrower is required to deposit $2,780 monthly into a replacement reserve.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The 190 East 7th Street Property is managed by CLS
Management, LLC., which is an affiliate of the 190 East 7th Street Borrower. The management agreement is subordinate to the 190 East 7th Street Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM COVERAGE. The 190 East 7th Street Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is commercially available.

      Certain additional information regarding the 190 East 7th Street Loan and the 190 East 7th Street Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-75

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan
Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan
Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter
"Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives)
mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein.
Trading desk materials are not independent of the proprietary interests of
Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only.
Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.
You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication
`Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates.
Certain assumptions may have been made for modeling purposes only to simplify
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projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities
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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this
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